UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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MONTPELIER RE HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

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TABLE OF CONTENTS

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
PROXY STATEMENT ANNUAL GENERAL MEETING OF SHAREHOLDERS May 23, 2007
GENERAL INFORMATION
SOLICITATION AND REVOCATION
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION
MANAGEMENT COMPENSATION
2006 ALL OTHER COMPENSATION
2006 PERQUISITES
2006 GRANTS OF PLAN-BASED AWARDS
PROPOSAL FOR ELECTION OF CLASS B DIRECTORS (Proposal No. 1)
THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE RESPECTIVE NOMINEES FOR CLASS B DIRECTOR.
PROPOSAL FOR ELECTION OF CLASS C AND CLASS A DIRECTORS (Proposal No. 2)
THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE RESPECTIVE NOMINEES FOR CLASS C AND CLASS A DIRECTORS.
PROPOSAL FOR ELECTION OF DESIGNATED COMPANY DIRECTORS OF MONTPELIER REINSURANCE LTD. (“MONTPELIER RE”) (Proposal No. 3)
THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DESIGNATED COMPANY DIRECTORS OF MONTPELIER RE.
APPROVAL OF THE MONTPELIER RE HOLDINGS LTD. LONG-TERM INCENTIVE PLAN (Proposal No. 4)
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MONTPELIER RE HOLDINGS LTD. LONG-TERM INCENTIVE PLAN
PROPOSAL FOR APPOINTMENT OF INDEPENDENT AUDITOR (Proposal No. 5)

Montpelier Re Holdings Ltd.
Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On May 23, 2007

To Our Shareholders:

The Annual General Meeting of Shareholders of Montpelier Re Holdings Ltd. (the “Company”) will be held at the Company’s Offices at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda on May 23, 2007, at 9:00 a.m. Atlantic Daylight Time for the following purposes:

1. To elect to the Company’s Board of Directors (the “Board”) four Class B directors for terms expiring in 2010.

2. To elect two Class C directors and one Class A director to the Company’s Board for terms expiring in 2008 and 2009, respectively.

3. To elect the designated company directors in respect of Montpelier Reinsurance Ltd., a wholly-owned reinsurance company organized under the laws of Bermuda.

4. To approve the adoption of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan, which would go into effect from the conclusion of the Annual General Meeting.

5. To appoint PricewaterhouseCoopers, an independent registered public accounting firm, of Hamilton, Bermuda, as the Company’s independent auditor for 2007 and to authorize the Company’s Board of Directors, acting by the Company’s Audit Committee, to set their remuneration.

6. To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company’s audited financial statements for the year ended December 31, 2006, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

The close of business on March 31, 2007 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Montpelier Re Holdings Ltd. in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their Common Shares in a brokerage account or through a nominee will likely have the added flexibility of directing the voting of their shares by telephone or over the internet.

By Order of the Board of Directors,

Jonathan B. Kim
Secretary

Hamilton, Bermuda
April 15, 2007

Montpelier Re Holdings Ltd.
Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 23, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Montpelier Re Holdings Ltd. to be voted at our Annual General Meeting of Shareholders to be held at the Company’s Offices at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda on May 23, 2007 at 9:00 a.m., Atlantic Daylight Time, or any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to shareholders on or about April 15, 2007.

As of March 31, 2007, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 111,334,016 common shares of the Company, par value US 1/6 cent per share (the “Common Shares”), issued and outstanding. The Common Shares are our only class of equity securities outstanding and entitled to vote at the Annual General Meeting.

Holders of Common Shares are entitled to one vote on each matter to be voted upon by the shareholders at the Annual General Meeting for each share held. Pursuant to Section 51 of our Bye-laws, if, and so long as, the “controlled shares” (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at an election of directors, then the votes conferred by the controlled shares owned by such person shall be reduced by whatever amount is necessary so that after any such reduction such votes shall constitute 9.5% of the total voting power of all the shares entitled to vote generally at any election of directors as set forth in our Bye-laws. In addition, our Board may adjust a shareholder’s voting rights to the extent that the Board reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to us or any subsidiary of the Company or to any shareholder or affiliate controlled by such shareholder. “Controlled shares” shall include, among other things, all Common Shares that a person is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 958 of the Internal Revenue Code of the United States).

In order to determine the number of controlled shares owned by each shareholder, we are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Common Shares attributable to any person. We may, in our reasonable discretion, disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information.

The presence of two or more persons present in person and representing in person or by proxy in excess of 50% of the total combined voting power (that is the number of maximum possible votes of the shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of section 51 of our Bye-laws) of all of the issued and outstanding shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

At the Annual General Meeting, shareholders will be asked to take the following actions:

1. To vote FOR the election of the Class B director nominees named herein to the Company’s Board of Directors for terms expiring in 2010.

2. To vote FOR the election of the Class C and Class A director nominees named herein to the Company’s Board of Directors for terms expiring in 2008 and 2009, respectively.

3. To vote FOR the election of the designated company director nominees named herein for election as directors of our wholly-owned subsidiary, Montpelier Reinsurance Ltd. (“Montpelier Re”).

4. To vote FOR the adoption of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan, which would go into effect from the conclusion of the Annual General Meeting.

5. To vote FOR the appointment of PricewaterhouseCoopers, an independent registered public accounting firm, of Hamilton, Bermuda, as the Company’s independent auditor for 2007 and to authorize the Company’s Board of Directors, acting by the Company’s Audit Committee, to set their remuneration.

At the Annual General Meeting, shareholders will also receive the report of our independent auditor and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Proposals Nos. 1, 2, 3 and 5 will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the Annual General Meeting. Proposal No. 4 requires, for purposes of the New York Stock Exchange (the “NYSE”) shareholder approval rules, the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over fifty percent in interest of all securities entitled to vote on the proposal. The Company intends to conduct all voting at the Annual General Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-laws.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Such persons designated as proxies serve as officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her as proxy to inform such person of this appointment.

All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the shareholder appointing him or her. Any shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy.

Member brokerage firms of the NYSE that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions, vote in their discretion upon Proposal Nos. 1, 2, 3 and 5. Such NYSE member brokerage firms that hold shares in street name for beneficial owners are prohibited from voting shares with respect to Proposal No. 4 without specific instructions from those owners. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. For purposes of determining whether the total votes cast represent over fifty percent in interest of all securities entitled to vote on Proposal No. 4, which is required under the NYSE shareholder approval rules, abstentions will count as votes cast and broker non-votes will not count as votes cast.

We will bear the cost of solicitation of proxies. We have engaged the firm of Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies for a fee of $7,500, plus the reimbursement of reasonable out of pocket expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of Common Shares which such persons hold of record.

MANAGEMENT

Our Bye-laws provide for a classified Board, divided into three classes of approximately equal size. Each director serves a three-year term, except in the case of a director appointed to fill a casual vacancy. Currently, we have nine Directors serving on our Board and our full Board consists of twelve directorships. There is no present intention to alter the composition of the Board. We do, however, intend to fill all outstanding and anticipated vacancies at the Annual General Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. At our 2007 Annual General Meeting, our shareholders will elect four Class B Directors, who will serve until our 2010 Annual General Meeting, one of whom will fill a vacancy created by the intended resignation of a Class B director with effect from the conclusion of our 2007 Annual General Meeting. Our shareholders will also elect two Class C directors and one Class A director, who will serve until our 2008 and 2009 Annual General Meetings, respectively, to fill outstanding vacancies. Our incumbent Class C Directors are scheduled to serve until our 2008 Annual General Meeting and our incumbent Class A Directors are scheduled to serve until our 2009 Annual General Meeting.

Directors and Director Nominees

			Director
Name	Age	Position	Since

Class B Directors
Morgan W. Davis(2)(4)	56	Director	2006
Wilbur L. Ross, Jr.(1)	69	Director	2006
Raymond M. Salter(2)(5)	73	Director	2001
John F. Shettle, Jr.(1)(4)	52	Director	2004
Class C Directors
Clement S. Dwyer, Jr.(1)(4)	58	Director	2006
Candace L. Straight(1)(3)	59	Director	2006
Class A Directors
Anthony Taylor(3)	61	Chairman, President and Chief Executive Officer	2001
Allan W. Fulkerson(1)(3)	73	Director	2001
K. Thomas Kemp(3)	66	Director, Vice President	2002

(1)	Member of the Audit Committee.

(2)	Member of the Compensation and Nominating Committee.

(3)	Member of the Finance and Risk Committee.

(4)	Member of the Underwriting Committee.

(5)	Announced intention to resign from the Board with effect from the conclusion of the 2007 Annual General Meeting.

Anthony Taylor.  Mr. Taylor has served as our President and Chief Executive Officer and President of Montpelier Re since January 1, 2002, and as our Chairman since February 27, 2004. From 1983 until December 2001, Mr. Taylor was associated with Lloyd’s Syndicate Number 51 “A Taylor & Others,” which was initially managed by Willis Faber Agencies and, after a management buyout, by Wellington Underwriting Agencies Limited (“Wellington”) of which Mr. Taylor was a founding director. From 1998 until 2001, Mr. Taylor was Chairman of

Wellington Underwriting Inc., as well as Underwriting Director of Wellington. During 2001, Mr. Taylor was Chairman of Wellington and Deputy Chairman of Wellington Underwriting plc (“Wellington Underwriting”). Prior to 1998, Mr. Taylor served as the Active Underwriter of Lloyd’s Syndicate Number 51. Mr. Taylor is a Fellow of the Chartered Insurance Institute and has held various committee and board positions for the Lloyd’s market.

Morgan W. Davis.  Mr. Davis is currently a director of OneBeacon Insurance Group LLC (“OneBeacon”), Esurance, Inc. (“Esurance”) and White Mountains Insurance Group, Ltd. (“White Mountains”), and the President and a director of American Centennial Insurance Co. (“American Centennial”). Mr. Davis was formerly Managing Director at OneBeacon from 2001 to 2005. From 1994 to 2001, he served in a variety of capacities for White Mountains. Prior to that, he was with Fireman’s Fund Insurance Company for seven years and INA/Cigna for ten years.

Clement S. Dwyer, Jr.  Mr. Dwyer is the Managing Member of URSA Advisors, LLC (“URSA”), a company formed in 1997 to provide insurance and reinsurance advisory services. Prior to forming URSA, Mr. Dwyer was President and CEO of Signet Star Holdings, Inc., a reinsurance subsidiary of W.R. Berkeley Corp. From 1970 to 1996, Mr. Dwyer was with Guy Carpenter & Company, Inc. (“Guy Carpenter”), most recently as an Executive Vice President and Director. He served as Head of Guy Carpenter’s North American Brokering Operations and was responsible for Property, Casualty, Ocean Marine, Life Health, Facultative and London Market Wholesale brokering. Mr. Dwyer serves on the boards of Old American Insurance Investors and Holborn Corporation and Dowling & Partners, is an advisor to Corporate Partners LP and The Beekman Group, and is also a member of the Executive Advisory Council of St. John’s University, School of Risk Management, Insurance & Actuarial Science. Mr. Dwyer is a Chartered Property & Casualty Underwriter and an ARIAS-US Certified Arbitrator. Mr. Dwyer received his undergraduate degree from Tufts University.

Allan W. Fulkerson.  Mr. Fulkerson is the President of Red Hill Capital, LLC. Previously, he served for more than ten years as President and Chief Executive Officer of Century Capital Management, Inc. He currently serves as a director of CRM Holdings, Ltd., Argonaut Group, Inc., Asset Allocation and Management, LLC and HCC Insurance Holdings, Inc. Previously, he also served as a director of the Galtney Group, Inc., International Financial Group, Inc., Mutual Risk Management, Ltd., Risk Capital Holdings, Inc., SCUUL Limited, Tempest Reinsurance Co., Terra Nova (Bermuda) Holdings, Ltd., United Educators Risk Retention Group, Inc. and Wellington Underwriting. Mr. Fulkerson is a graduate of Williams College, where he served as a Trustee and Chairman of the Finance Committee until June 2001.

K. Thomas Kemp.  Mr. Kemp serves as our Vice President in an advisory role for which he receives no compensation and as a Director. From 2001 to 2004 he also served as our Chief Financial Officer. Mr. Kemp was a Director of White Mountains from 1994 to March 2004. He was also President of White Mountains from June 2001 until December 2002. From January 2000 to June 2001, Mr. Kemp was Deputy Chairman, and from 1997 to 2000, he was President and CEO of White Mountains. Mr. Kemp was a director of Folksamerica Reinsurance Company, a subsidiary of White Mountains Re Group, Ltd., Fund American Reinsurance Company, Ltd. and PECO Pallets, Inc. (“PECO Pallet”) until 2004. He currently serves as a director of Amlin plc and Main Street America Assurance Corporation.

Wilbur L. Ross, Jr.  Mr. Ross is Chairman and CEO of WL Ross & Co. LLC. Mr. Ross organized International Steel Group in April 2002 and was its Board Chairman. In April 2005, International Steel Group merged with Mittal Steel to form the largest steel company in the world. Mr. Ross remains as a Director of Mittal. In March 2004, Mr. Ross’s firm organized International Textile Group (ITG). Mr. Ross serves as Chairman of ITG and is also Chairman of the Board of the Nano-Tex affiliate of ITG. Mr. Ross serves on the Executive Committee of the New York City Partnership. He is a member of the Business Roundtable and is a Board member of the Japan Society, the Yale University School of Management, which has presented him with its Legend of Leadership Award, and the Whitney Museum of American Art. Mr. Ross holds an A.B. from Yale University and an M.B.A., with Distinction, from Harvard University.

Raymond M. Salter.  Mr. Salter was associated with Willis Faber plc (“Willis Faber”) from 1986 to 1993, during which time he served as a main board director and Managing Director of the North American Reinsurance Division. During his eight years at Willis Faber, Mr. Salter also held a number of other directorships in the Willis Faber group. Mr. Salter retired from Willis Faber in 1993 and since then has held a number of non-executive directorships including positions at Kiln Capital plc (in the position of Chairman), Kiln Underwriting Limited, Lombard Insurance Group and Groupama UK (Lombard was acquired by Groupama UK), Advent Underwriting

Agencies Limited London (previously BF Caudle Underwriting Agencies) (in the position of Chairman) and Advent Capital Holdings plc.

John F. Shettle, Jr.  Mr. Shettle is currently the President and CEO of the Victor O. Shinnerer Company. He is the former CEO of Tred Avon Capital Advisors, Inc. and was a Sub-Advisor to Swiss Re Alternative Assets, LLC with respect to its private equity portfolio holdings. From 1999 until 2003, Mr. Shettle served as Managing Director and Senior Managing Director of Securitas Capital, LLC (“Securitas Capital”), the private equity arm of Swiss Reinsurance Company. From 2003 until 2004, he also served as interim CEO of Providence Washington Insurance Companies and as President of its parent, PW Acquisition Company, a portfolio company of Securitas Capital’s private equity fund. From 1983 to 1997, Mr. Shettle was employed in various executive capacities with AVEMCO Corporation, a NYSE-listed specialty insurance group, including acting as its President, COO and CEO from 1994 onward, and a member of its board of directors. Mr. Shettle received his undergraduate degree from Washington & Lee University and holds an M.B.A. from the Sellinger School of Business at Loyola College in Maryland.

Candace L. Straight.  Ms. Straight has served since 1997 as a self-employed investment banking consultant specializing in the insurance industry. From 1998 to 2003, she served as an Advisory Director of Securitas Capital. She currently serves as a director of Neuberger Berman Mutual Funds, National Atlantic Holdings Corporation and Proformance Insurance Company. She is a current or former member or trustee of numerous non-profit boards and commissions. Ms. Straight received her undergraduate degree from Wilson College, where she also received an Honorary Doctor of Humane Letters, and holds an M.B.A. from New York University.

			Director
Name	Age	Position	Since

Nominee for election as Class A Director
John D. Collins	68	Director-Nominee	N/A
Nominee for election as Class B Director
Thomas George Story Busher	51	Officer/Director- Nominee	N/A
Nominees for election as Class C Directors
John Roderick Heller, III	69	Director-Nominee	N/A
Ian M. Winchester	60	Director-Nominee	N/A

John D. Collins.  Mr. Collins is currently a director of Mrs. Fields Companies, Inc., Excelsior Mutual Funds and Suburban Propane Partners, L.P. He is also a member of the Board of his alma mater, LeMoyne College in Syracuse, New York. In 1999, he retired from his role as a senior audit partner with KPMG in New York City. Since then he has been a consultant to KPMG and subsequently to a number of other companies. During his career, Mr. Collins served a five-year term as the United States representative on the International Auditing Procedures Committee, which develops auditing standards for use worldwide.

Thomas George Story Busher.  Mr. Busher serves as our Chief Operating Officer and Executive Vice President. From 1985 to 2000, Mr. Busher was employed by Wellington Underwriting, where he served as Director and Group Secretary and as Director and Secretary of Wellington. Mr. Busher has also served as Chairman of Lloyd’s Underwriting Agents Association and as a member of the Business Conduct Committee of Lloyd’s Regulatory Board and of Lloyd’s/FSA Liaison Committee. Mr. Busher is a Solicitor of the Supreme Court of England & Wales and holds a Bachelor of Arts degree in Law from Clare College, Cambridge.

John Roderick Heller, III.  Mr. Heller is Chairman and CEO of Carnton Capital Associates, a private investment corporation in Washington, D.C. From May 1986 until December 1997, Mr. Heller served as Chairman and Chief Executive Officer of NHP Incorporated and various related organizations. NHP, prior to its sale in 1997, was a public company which, collectively with NHP Partners, Inc., was the largest owner and operator of apartment properties in the United States. From 1971 to 1982, Mr. Heller was a partner in the law firm of Wilmer, Cutler & Pickering in Washington, D.C. He served as Chairman of National Capital Revitalization Corporation, the economic development corporation of Washington, D.C., from 2001 until 2003 and is on the board of First Potomac Realty Trust and various private for-profit corporations. Mr. Heller received a Bachelor of Arts degree from Princeton University, a Masters degree in history from Harvard University and a LLB degree from Harvard Law School.

Ian M. Winchester.  Mr. Winchester is currently a Managing Partner and Chairman of the Investment Committee of BHC Winton Fund, L.P., an investment fund which focuses on providing capital to syndicates operating in the Lloyd’s of London (“Lloyd’s”) market, and the Managing Director — Insurance — of Brooks, Houghton & Co., a privately owned specialist investment banking and fund management firm founded in 1989. From 1985 to 2006, he was with T&H Holdings, Inc., parent of Toplis and Harding, Inc., one of the oldest independent insurance outsourced services companies in North America specializing in claims adjusting work, where he served as Chairman, President and CEO and where he continues to serve as a non-executive director. From 1970 to 1985, he was with Winchester Bowring, Ltd., a specialist reinsurance broker at Lloyd’s and a subsidiary of Marsh & McLennan, Inc., where he served as Managing Director from 1976 to 1985, and from 1964 to 1970 he was with Alexander Howden, Ltd., now a part of Aon Corporation, where he served as an Assistant Director from 1968 to 1970. Mr. Winchester has also been an Underwriting Member of Lloyd’s since 1978.

Executive Officers

			Position
Name	Age	Position	Since

Anthony Taylor(1)	61	Chairman, President and Chief Executive Officer of the Company and of Montpelier Re and Director of Montpelier Re	2001
Thomas George Story Busher(1)	51	Chief Operating Officer and Executive Vice President of the Company and Montpelier Re and Deputy Chairman of Montpelier Re	2001
Christopher L. Harris	37	Chief Underwriting and Risk Officer and Executive Vice President of the Company and of Montpelier Re	2006
Kernan V. Oberting	37	Chief Financial Officer and Executive Vice President of the Company and of Montpelier Re and Director of Montpelier Re	2004
Nicholas Newman-Young	55	Managing Director of Montpelier Marketing Services (UK) Limited	2001

(1)	See biography above under “Directors and Director Nominees”.

Christopher L. Harris.  Mr. Harris serves as our Chief Underwriting and Risk Officer and Executive Vice President. From 2002 to 2006, he served as Chief Risk Officer of the Company. From 2001 to 2002, Mr. Harris was employed by Allianz Risk Transfer, where he was Chief Actuary, North America. Prior to his employment with Allianz, Mr. Harris ran the actuarial consulting practice for KPMG Bermuda from 1998 to 2001. His experience includes both consulting and operational roles in the insurance and reinsurance fields. Mr. Harris is a Fellow of the Casualty Actuarial Society, a Chartered Property and Casualty Underwriter, and a Chartered Financial Analyst. Mr. Harris received a Bachelor of Science in Mathematics from the University of North Texas.

Kernan V. Oberting.  Mr. Oberting is our Chief Financial Officer and Executive Vice President. From 2003 to 2004, he served as a Managing Director of White Mountains Capital. From 1998 to 2003, he was employed as a Vice President of White Mountains and OneBeacon. Prior to joining White Mountains, Mr. Oberting was a convertible bond and warrant trader at CSFB and a financial analyst with Stern Stewart & Co. Mr. Oberting is a director of Blue Ocean Re Holdings Ltd. Mr. Oberting is a former director of Artemis Woman, LLC, Esurance, Esurance Property and Casualty Insurance Company, PECO Pallet and Tranvia, Inc. Mr. Oberting holds a Bachelor of Arts in Economics from Dartmouth College.

Nicholas Newman-Young.  Mr. Newman-Young serves as Managing Director of Montpelier Marketing Services (UK) Limited. From 1998 to 2001, he served as Managing Director in the London office of HartRe Company, LLC. From 1992 to 1998, Mr. Newman-Young was employed by Willis Faber North America (U.K.), where he served as Managing Director. Prior to joining Willis Faber, Mr. Newman-Young served as Chairman of MCWinn Underwriting Agencies and Director of Claremount Underwriting Agency. He also served as The Active Underwriter for the Sir Philip d’Ambrumenil syndicates 558 and 509 from 1982 to 1992 as well as syndicate 674 from 1983 to 1989. Mr. Newman-Young attended the Royal Military Academy Sandhurst.

BOARD MEETINGS AND COMMITTEES

The Board met 4 times during fiscal year 2006. It is the Board’s policy that all directors should attend the Annual General Meeting of shareholders unless unavoidably prevented from doing so by unforeseen circumstances. All of our directors attended the 2006 Annual General Meeting of shareholders, with the exception of Mr. Ross, who joined the board subsequent to the 2006 Annual General Meeting in June 2006, and each of our directors attended over 75% of the Board meetings and meetings of committees of which such director was a member in fiscal year 2006. It is the Board’s policy that John F. Shettle, Jr., Lead Director, attend and preside over each regularly scheduled executive session of non-management directors.

Members of the Audit and Compensation and Nominating Committees must meet all applicable independence tests of the NYSE, Securities and Exchange Commission (“SEC”), and Internal Revenue Service.

The Company’s Compensation and Nominating Committee and Board have reviewed the responses of directors and director nominees to a questionnaire asking about their relationships (and those of immediate family members) with the Company and other potential conflicts of interest, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors or director nominees or parties related thereto.

Except as noted, the Board concluded that all of the directors listed below are independent in accordance with the director independence standards of the NYSE and the Company’s Categorical Standards for Director Independence (the “Independence Standards”), as adopted by the Board and attached hereto as Appendix A, and that none has a material relationship with the Company that would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director. Accordingly, the majority of the Board is comprised of independent directors. Raymond Barrette, Steven J. Gilbert, John D. Gillespie, Kamil M. Salame and William L. Spiegel, who were considered independent as of the 2006 Annual General Meeting, have since resigned from the Board. G. Thompson Hutton, who resigned from the Board in February 2006, prior to the 2006 Annual General Meeting, was also considered an independent director.

The Board has further concluded that none of the of the director nominees, with the exception of Mr. Busher, has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director if elected to the Board.

Directors

Name	Independent	Transactions/Relationships/Arrangements

Anthony Taylor	No	Chief Executive Officer of the Company
Morgan W. Davis	Yes	Director of White Mountains and President of White Mountains subsidiary American Centennial
Clement S. Dwyer, Jr.	Yes	None
Allan W. Fulkerson	Yes	None
K. Thomas Kemp	No	Former Chief Financial Officer and current Vice President of the Company
Wilbur L. Ross, Jr.	Yes	None
Raymond M. Salter	Yes	None
John F. Shettle, Jr.	Yes	None
Candace L. Straight	Yes	None
Director Nominees
Thomas George Story Busher	No	Chief Operating Officer of the Company
John D. Collins	Yes	None
John Roderick Heller, III	Yes	None
Ian M. Winchester	Yes	None

Name	Independent	Transactions/Relationships/Arrangements

Former Directors
Raymond Barrette	Yes	None
Steven J. Gilbert	Yes	None
John D. Gillespie	Yes	None
G. Thompson Hutton	Yes	None
Kamil M. Salame	Yes	None
William L. Spiegel	Yes	None

The Board had four standing committees in fiscal year 2006: the Audit Committee, the Compensation and Nominating Committee, the Finance and Risk Committee and the Underwriting Committee. During fiscal year 2006, the Audit Committee met five times and each of the Compensation and Nominating Committee, Finance and Risk Committee and Underwriting Committee met four times.

Audit Committee

The Audit Committee, comprised of Ms. Straight and Messrs. Fulkerson, Dwyer, Ross and Shettle, has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, is directly responsible for their selection, and reviews the plan, fees and results of their audit. Mr. Fulkerson is Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are “independent,” as defined in the NYSE listing standards, SEC rules and the Company’s Independence Standards and has further determined that Mr. Shettle qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee has established a charter, which outlines its primary duties and responsibilities and which may be found on our website at (www.montpelierre.bm > Corporate Governance > Committees > Audit Committee Charter). A copy of the Audit Committee charter may be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. The Audit Committee’s report appears on page 12.

Compensation and Nominating Committee

The Compensation and Nominating Committee, comprised of Messrs. Davis and Salter, oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans, the evaluation of the Board and management, and the development of corporate governance principles. The Compensation and Nominating Committee is responsible for all aspects of compensation and benefits policies for the Company’s CEO and executive officers. This includes approving and reviewing performance measures, evaluating performance and reviewing and approving all salary and incentive payments and equity awards for the Company’s CEO and other executive officers. The Compensation and Nominating Committee is also responsible for management succession for all executive officers of the Company, including the CEO. In addition, the Committee searches for qualified director candidates as needed and reviews background information of candidates for selection to the Board, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Mr. Salter is Chairman of the Compensation and Nominating Committee. The Board has determined that all members of the Compensation and Nominating Committee are “independent” as defined in the NYSE listing standards and the Company’s Independence Standards.

The Compensation and Nominating Committee has established a charter, which outlines its primary duties and responsibilities and which may be found on our website at (www.montpelierre.bm > Corporate Governance > Committees > Compensation and Nominating Committee Charter). A copy of the Compensation and Nominating Committee charter may be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. Additional information about the Compensation and Nominating Committee appears in the Compensation Discussion and Analysis beginning on page 17. The Committee’s report appears on page 30.

In carrying out its function to nominate candidates for election to the Board, the Compensation and Nominating Committee seeks candidates who meet the criteria for selection and have any specific qualities or skills being sought based on input from members of the Board. The Compensation and Nominating Committee believes that director candidates must be at least 21 years of age and should have certain minimum qualifications, including the highest standards of integrity, significant accomplishments in their chosen field of expertise, experience with a high degree of responsibility in a business, non-profit organization, educational institution, professional services firm or other organization, an ability to commit the appropriate time for preparing for Board meetings, attending meetings, and other corporate governance matters, an understanding of basic financial statements, and familiarity with the role and function of a board of directors in a company.

The Compensation and Nominating Committee may also consider additional factors in evaluating a potential director candidate, including candidate qualifications that would assist the Board in achieving a mix that represents a diversity of background and experience. Such qualifications may include leadership skills, strategic or policy setting experience in a complex organization, experience and expertise that is relevant to the Company’s insurance and reinsurance business, including any specialized business experience, actuarial or underwriting expertise, or other specialized skills, an ability to contribute meaningfully to the needs of the Company and the Board, high ethical character and a reputation for honesty, integrity, and sound business judgment, an ability to represent the interests of all the shareholders of the Company, and any qualities and accomplishments that complement the Board’s existing strengths.

The Compensation and Nominating Committee also evaluates whether such director candidate is “independent” under the NYSE listing standards and the Company’s Independence Standards, is financially literate, has accounting or related financial management expertise as defined by the NYSE listing standards, or qualifies as an audit committee financial expert, as defined by SEC rules and regulations, and is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders.

The Compensation and Nominating Committee may identify potential nominees for director through director suggestions, management recommendations, business, insurance industry and other contacts, and shareholder nominees. The Compensation and Nominating Committee may, to the extent it deems appropriate, engage a third-party search firm and other advisors to identify potential nominees for director.

Finance and Risk Committee

The Finance and Risk Committee (known as the Finance Committee until November 2006), comprised of Ms. Straight and Messrs. Fulkerson, Kemp and Taylor, oversees our policies and activities related to the Company’s investments, capital structure and financing arrangements as well as our enterprise risk management. Mr. Kemp is the Chairman of the Finance and Risk Committee.

Underwriting Committee

The Underwriting Committee, comprised of Messrs. Davis, Dwyer and Shettle, oversees Montpelier Re’s underwriting policies. Mr. Shettle is the Chairman of the Underwriting Committee.

Compensation of Directors

Those directors who are also our employees are not paid any fees or other compensation for services as members of the Board or any committee of the Board.

All directors who do not receive compensation for service as an employee of the Company or any of its subsidiaries receive the following compensation: (a) an annual retainer of $75,000 per director; (b) for each of the Chairman of the Compensation and Nominating and Finance and Risk Committees, an annual fee of $7,500; (c) for the Chairman of the Audit and Underwriting Committees, annual fees of $50,000; (d) for members of the Audit and Underwriting Committees, annual fees of $10,000; (e) for the Lead Director, an annual fee of $15,000 and (f) for directors of the Board and members of all committees, attendance fees of $2,000 per meeting.

The Company’s Board approved a non-management directors’ equity plan which became effective May 20, 2005 (the “Directors Share Plan”). All directors who do not receive compensation for service as an employee of the

Company or any of its subsidiaries are eligible to participate in the Directors Share Plan. Eligible directors who elect to participate in this plan will have their cash retainer fee reduced by $30,000 ($7,500 per quarter) and will receive a number of share units of equivalent value. Share units will comprise a contractual right to receive Common Shares upon termination of service as a director. In addition, while the share units are outstanding, they will be credited with dividend equivalents as if reinvested into share units. Participation elections will be made on an annual basis (from Annual General Meeting to Annual General Meeting) and will remain in effect unless revoked. Revocation will be given effect beginning with the next subsequent Annual General Meeting.

2006 DIRECTOR COMPENSATION

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Raymond Barrette	$79,000	$30,000	—	—	—	$603	$109,603
Morgan W. Davis	$48,699	$15,000	—	—	—	$87	$63,786
Clement S. Dwyer Jr.	$71,781	—	—	—	—	—	$71,781
Allan W. Fulkerson	$118,616	$30,000	—	—	—	$603	$149,219
Steven J. Gilbert	$57,620	$26,413	—	—	—	$588	$84,621
John D. Gillespie	$28,569	$11,753	—	—	—	$226	$40,548
G. Thompson Hutton	$11,507	$3,288	—	—	—	—	$14,795
K. Thomas Kemp	$61,562	$30,000	—	—	—	$603	$92,165
Wilbur L. Ross Jr.	$35,500	$15,000	—	—	—	$87	$50,587
Kamil M. Salame	$24,726	$11,753	—	—	—	$226	$36,705
Raymond M. Salter	$73,322	$30,000	—	—	—	$603	$103,925
John F. Shettle Jr.	$135,904	$30,000	—	—	—	$603	$166,507
William L. Spiegel	$31,548	$11,753	—	—	—	$226	$43,527
Candace L. Straight	$50,699	$15,000	—	—	—	$87	$65,786

Totals	$829,053	$259,960	—	—	—	$4,542	$1,093,555

(1)	Amounts reflected represent the expense incurred by the Company under United States generally accepted accounting principles related to the Directors Share Plan described above.

Shareholder Recommendations

Shareholders who wish to recommend a person or persons for consideration as a Company nominee for election to the Board should send a written notice by mail, c/o Company Secretary, Montpelier Re Holdings Ltd., Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda, or by fax to 441-296-5551 and include the following information:

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of Common Shares which are owned beneficially and of record by such shareholder(s) and the period for which such Common Shares have been held;

•	the name of each person who the shareholder(s) recommend(s) to be considered as a nominee;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included);

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	all information relating to such nominee required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “1934 Act”); and

•	written consent of the recommended nominee to nomination and to serving as a director, if elected.

Shareholder recommendations of director nominees for future Annual General Meetings to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting. For shareholder proposals to be included in the proxy statement relating to the 2008 Annual General Meeting, see “2008 Shareholder Proposals” below. Under the regulations of the SEC, the Company is not required to include certain shareholder (including director nominee) proposals in its proxy materials. Accordingly, the Company does not waive its right to exclude shareholder proposals from its proxy statement. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

In order for a shareholder to nominate a candidate for director at a meeting of shareholders without inclusion of such director nominee in the Company’s proxy statement, timely written notice of the nomination should be received by the Company in advance of the meeting. Such notice of a proposed nomination should be received by the Company at least 45 calendar days prior to the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting. Shareholders in attendance at a general meeting of the Company may nominate a candidate for election as a director from the floor of the meeting, if the election of directors was on the agenda for the meeting. The notice provisions recommended in this paragraph are separate from the requirements a shareholder must meet in order to have a proposed nominee considered by the Compensation and Nominating Committee of the Company’s Board of Directors for nomination by the Board of Directors and inclusion as a nominee in the Company’s proxy statement.

Shareholder Communications

Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Company Secretary, Montpelier Re Holdings Ltd., Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda or by fax at 441-296-5551. All communications will be compiled and summarized by the Secretary of the Company. For communications addressed to a specific director, that director will receive such summary. The Chairman of the Board will receive the summary for all communications that are not addressed to a particular director. Summaries of the communications will be submitted to the Chairman of the Board or the individual director, as applicable, on a regular basis.

AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the Board of Directors with respect to the Company’s consolidated financial statements for the year ended December 31, 2006.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary. The Audit Committee Charter may be found on the Company’s web site at (www.montpelierre.bm > Corporate Governance > Committees > Audit Committee Charter).

Company management is responsible for the preparation and presentation of complete and accurate consolidated financial statements. The independent auditors, PricewaterhouseCoopers, are responsible for performing an integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2006, the Audit Committee has: (1) reviewed and discussed the audited consolidated financial statements with management; (2) reviewed and discussed with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received from and reviewed and discussed with the Independent Auditor the written disclosures required by Independence Standards Board Standard No. 1. Based on these reviews and discussions, the Audit Committee has determined its Independent Auditor to be independent and has recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the shareholders at the 2007 Annual General Meeting.

Allan W. Fulkerson (Chair)
Clement S. Dwyer, Jr.
Wilbur L. Ross, Jr.
John F. Shettle, Jr.
Candace L. Straight

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of March 31, 2007, unless otherwise noted, with respect to the beneficial ownership of Common Shares by (i) each person known by us to own beneficially 5% or more of the outstanding Common Shares, (ii) each of our directors, (iii) our Chief Executive Officer and each of the executive officers named in the “2006 Summary Compensation Table” and (iv) all of our current executive officers, directors and director nominees as a group. None of the shares beneficially owned by our current executive officers have been pledged as security or are on deposit in margin accounts as of March 31, 2007.

		Percentage of
	Number of	Common Shares
Name and Address of Beneficial Owner	Common Shares	Outstanding

FMR Corp.(1)	16,766,352	15.0
82 Devonshire Street
Boston, MA 02109
White Mountains Insurance Group, Ltd.(2)	8,111,396.5	7.3
One Beacon Street
Boston, MA 02108
WL Ross & Co. LLC(3)	6,896,552	6.2
600 Lexington Avenue, 19th Floor
New York, NY 10022
Legg Mason Capital Management, Inc.(4)	5,749,050	5.2
100 Light Street
Baltimore, MD 21202
Anthony Taylor(5)	1,086,096	1.0
Morgan W. Davis	10,000	*
Clement S. Dwyer, Jr.	6,000	*
Allan W. Fulkerson	1,580	*
K. Thomas Kemp(6)	60,000	*
Wilbur L. Ross, Jr.(7)	—	—
Raymond Salter	—	—
John F. Shettle, Jr.	1,000	*
Candace L. Straight	—	—
Thomas G.S. Busher(8)	212,176	*
John D. Collins	—	—
John R. Heller, III	—	—
Ian M. Winchester	10,000	*
Christopher L. Harris(9)	85,000	*
Nicholas Newman-Young(10)	49,183	*
Kernan V. Oberting(11)	109,000	*
C. Russell Fletcher, III(12)	35,097	*
All directors and current executive officers as a group (17 persons)	1,665,132	1.5

*	Less than 1%

(1)	At December 31, 2006, based on a Schedule 13G/A filed jointly by FMR Corp. and Edward C. Johnson, III with the SEC on February 14, 2007. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 16,766,352 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act (the “Funds”). Edward C. Johnson, III and FMR Corp., through their control of Fidelity, and the Funds each has sole power to dispose of the 16,766,352 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson, III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Shares of the Company. No one person’s interest in the Common Shares of the Company is more than 5% of the total outstanding Common Shares. Members of the Edward C. Johnson, III family are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR Corp.

(2)	Includes 929,850 Common Shares held by White Mountains Holdings Bermuda, Ltd., 9,189 Common Shares held by Folksamerica Reinsurance Company and warrants, which are currently exercisable, to purchase 7,172,357.5 Common Shares.

(3)	Based on a Schedule 13D filed jointly by WL Ross & Co., LLC, WLR Recovery Fund II, L.P., WLR Recovery Fund III, L.P., WLR Recovery Associates II LLC, WLR Recovery Associates III LLC and Wilbur L. Ross, Jr. on July 7, 2006. Includes 655,172 Common Shares held directly by WLR Recovery Fund II, L.P. (“Recovery Fund II”) and 6,241,380 Common Shares held directly by WLR Recovery Fund III, L.P. (“Recovery Fund III” and together with Recovery Fund II, the “Funds”). Wilbur L. Ross, Jr. is the Chairman and Chief Executive Officer of WL Ross & Co. LLC and the managing member of each of WLR Recovery Associates II LLC and WLR Recovery Associates III LLC. WLR Recovery Associates II LLC is the general partner, and WL Ross & Co. LLC is the investment manager, of Recovery Fund II. Similarly, WLR Recovery Associates III LLC is the general partner, and WL Ross & Co., LLC is the investment manager, of Recovery Fund III. Accordingly, WL Ross & Co. LLC, and Wilbur L Ross, Jr. can be deemed to share voting and dispositive power over the shares held directly by the Funds. All of the Common Shares held directly by Recovery Fund II and Recovery Fund III were acquired pursuant to that certain Purchase Agreement, dated as of May 25, 2006, among the Company, Recovery Fund II and Recovery Fund III.

(4)	At December 31, 2006, based on a Schedule 13G filed by Legg Mason Capital Management, Inc. (“Legg Mason”) with the SEC on February 15, 2007. Various accounts managed by Legg Mason have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company. No such account owns more than 5% of the shares outstanding.

(5)	Includes 861,096 Common Shares previously held, 50,000 Common Shares acquired on February 22, 2006 and 40,000 Common Shares acquired on March 5, 2007. Also includes, 65,000 shares underlying restricted stock units (“RSUs”) granted on January 1, 2006 and 70,000 shares underlying RSUs granted on December 14, 2006 which vest over three-year periods, respectively, from the dates of grant, subject to continued employment with the Company.

(6)	Includes 15,000 Common Shares held by Little Oak Hill Partnership L.P.

(7)	See Note 3 above.

(8)	Includes 123,176 Common Shares previously held, 42,000 shares underlying RSUs granted on January 1, 2006 and 47,000 shares underlying RSUs granted on December 14, 2006 which vest over three-year periods, respectively, from the dates of grant, subject to continued employment with the Company.

(9)	Includes 5,000 Common Shares acquired on March 9, 2007 and 5,000 Common Shares acquired on March 14, 2007. Also includes 10,000 shares underlying RSUs granted on January 1, 2006 and 65,000 shares underlying RSUs granted on December 14, 2006 which vest over three-year periods, respectively, from the dates of grant, subject to continued employment with the Company.

(10)	Includes 24,183 Common Shares previously held, 10,000 shares underlying RSUs granted on January 1, 2006 and 15,000 shares underlying RSUs granted on December 14, 2006 which vest over three-year periods, respectively, from the dates of grant, subject to continued employment with the Company.

(11)	Includes 3,000 Common Shares previously held, 10,000 Common Shares acquired on March 2, 2006 and 15,000 Common Shares acquired on June 1, 2006. Also includes 36,000 shares underlying RSUs granted on

January 1, 2006 and 45,000 shares underlying RSUs granted on December 14, 2006 which vest over three-year periods, respectively, from the dates of grant, subject to continued employment with the Company.

(12)	Mr. Fletcher’s employment with the Company terminated effective October 1, 2006. Information reflected in the above table is based on the Company’s knowledge as of September 30, 2006. A total of 55,000 shares underlying RSUs granted on January 1, 2006, which were scheduled to vest over a three-year period from the date of grant, subject to continued employment with the Company, were forfeited by Mr. Fletcher upon the termination of his employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us since the Company’s 2006 Annual General Meeting, or written representations from certain reporting persons, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to the directors, officers and greater than 10% shareholders were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All relationships and transactions in which the Company and any of our directors, executive officers or their immediate family members are participants are reviewed to determine whether such persons have a direct or indirect material interest. Responsibility for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for the determination, based on facts and circumstances, as to whether the Company or a related person has a direct or indirect material interest lies primarily with our legal department.

As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that must be disclosed. In the course of its review, our Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	whether the transaction would impair the judgment of a director or executive officer in acting in the best interest of the Company;

•	the importance of the transaction to the related person; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or any vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

We describe below some of the transactions we have entered into with parties that are related to our Company. We believe that each of the transactions described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Mr. Oberting, our current Chief Financial Officer, was a Managing Director of White Mountains Capital and was previously employed by White Mountains and OneBeacon. Long-term incentive awards granted by White Mountains Capital to Mr. Oberting prior to his employment by the Company continue to vest.

We have engaged White Mountains Advisors LLC, a wholly owned indirect subsidiary of White Mountains, one of our founding shareholders, to provide investment advisory and management services. We have agreed to pay investment management fees based on the month-end market values of assets held under management. The fees, which vary depending on the amount of assets under management, averaged 0.09%, 0.12% and 0.11% for the years ended December 31, 2006, 2005 and 2004, respectively, and are included in net investment income.

In the ordinary course of business, we have entered into one reinsurance agreement with OneBeacon, a subsidiary of White Mountains, for the year ended December 31, 2006. Aggregate annual premiums from this agreement were $1.1 million.

Upon termination of Mr. Fletcher’s employment with the Company on October 1, 2006, Mr. Fletcher took up employment with White Mountains Re Group Ltd. We agreed to waive the restrictive covenant contained in Mr. Fletcher’s Service Agreement insofar as it relates to White Mountains Re Group Ltd. and also agreed to make a payment to Mr. Fletcher in the amount of $125,000, equal to one half of his 2006 bonus. White Mountains Re Group Ltd. agreed to pay Mr. Fletcher the remainder of his 2006 bonus which we otherwise would have been obligated to pay.

Morgan W. Davis, a nominee to the Company’s Board of Directors, is a director of White Mountains and OneBeacon and the President of American Centennial, a subsidiary of White Mountains.

On August 2, 2004, we invested an aggregate of $20 million as part of an investor group, which includes White Mountains, that acquired the life and investments business of Safeco (since renamed Symetra Financial Corporation), pursuant to a Stock Purchase Agreement. Symetra is an unquoted investment and is carried at estimated fair value based on reported net asset values and other information available to management.

On June 1, 2005, we invested $10.0 million in Rockridge Reinsurance Holdings Ltd. (collectively, with its wholly-owned operating subsidiary, Rockridge Reinsurance Ltd., “Rockridge Re”) in conjunction with its formation, pursuant to which we received 100,000 common shares, representing an 11% ownership interest. A Cayman reinsurance company, Rockridge Re was established to invest its assets in a fixed income arbitrage strategy and to assume high-layer, short-tail reinsurance risks, principally from Montpelier Re. In addition, Montpelier Re entered into an agreement with West End Capital Management (Bermuda) Ltd. (“WECM”), to equally share ceding commissions and investment management fees payable by Rockridge Re to WECM. In December 2006, after ceasing operations, Rockridge Re returned 97% of its capital to investors, plus its unearned premium balance to Montpelier Re. At December 31, 2006, Rockridge Re owed Montpelier Re $1.3 million related to its remaining capital balance, including incentive fees related to the WECM agreement, which Montpelier Re expects to receive during the first six months of 2007 when Rockridge Re is formally dissolved.

On December 30, 2005, we invested in Blue Ocean Re Holdings Ltd. (“Blue Ocean”), a holding company that owns 100% of Blue Ocean Reinsurance Ltd (“Blue Ocean Re”). Blue Ocean Re is a Bermuda-licensed reinsurer formed to write property catastrophe retrocessional protection. Montpelier Agency Ltd., a subsidiary of the Company, provides Blue Ocean Re with underwriting, risk management, claims management, ceded retrocession agreement management, actuarial and accounting services and receives fees for such services. At December 31, 2006, the Company beneficially owned 1,077,390 shares, or 42.2%, of Blue Ocean’s outstanding common shares and 33.6% of its preferred shares. Blue Ocean is considered a “variable interest entity” (“VIE”) as defined under FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities — an interpretation of ARB No. 51 as amended” (“FIN 46R”). The Company has been determined to be the primary beneficiary and, as a result, Blue Ocean is consolidated into the financial statements of the Company.

COMPENSATION

Compensation Discussion and Analysis

Our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers who were serving as executive officers at the end of 2006 are:

Anthony Taylor	Chairman, President and Chief Executive Officer
Thomas G. S. Busher	Executive Vice President and Chief Operating Officer
Kernan V. Oberting	Executive Vice President and Chief Financial Officer
Christopher L. Harris	Executive Vice President and Chief Underwriting and Risk Officer
Nicholas Newman-Young	Executive Vice President and Managing Director, Montpelier Marketing Services (UK) Limited

C. Russell Fletcher III served as our Chief Underwriting Officer until March 20, 2006 and remained employed by the Company until September 30, 2006. We refer to these individuals collectively as our “named executive officers”.

The terms and conditions of the service agreements of our named executive officers are described below.

Executive Compensation Philosophy

We strive to ensure that our compensation programs are effective in attracting and retaining key executives and in promoting the long-term interests of the Company and our shareholders. Accordingly, we seek to ensure that total executive compensation corresponds and is proportionate with both corporate performance and the changes in value experienced by shareholders by placing our principal emphasis on variable, performance-based incentives through a combination of annual cash bonuses and long-term equity-linked awards.

Executive Compensation Policy

Our executive compensation policy is determined by our Compensation and Nominating Committee (the “Committee”). Our policy is to compensate our named executive officers for taking actions that result in superior growth in value per share, adjusted for dividends, over time. We believe that changes in fully converted book value per share and market value per share are relatively definable and therefore represent appropriate proxies to use for the estimated changes in value per share. Accordingly, our incentive compensation plans are geared to incentivize and reward management to increase these measures, either directly or indirectly. We compensate our executives, among other things, for:

•	identifying and selecting underwriting opportunities intelligently

•	developing sophisticated methods and tools for assessing and monitoring risk

•	adopting a pro-active and creative approach to the management of capital.

We also expect them to be closely involved in promoting on behalf of the Company:

•	constant improvement in the standard of service we offer our clients and their brokers

•	successful relationships with rating agencies and regulators

•	effective use of human resources and technology.

We look to our named executive officers to work together successfully as a team, since conditions in our business may change overnight and our ability to adapt requires that they display a coordinated approach to decision-making and problem-solving.

We seek to balance our objective of rewarding long-term performance with the inherent volatility of the short-tail, property orientated book of business which we underwrite. To this end, we divide the primary components of compensation between annual and long-term incentives.

Our cash-based Annual Bonus Plan comprises the annual component of our incentive compensation program. Using performance criteria reviewed and approved in advance of each plan year by our Committee and the Board, the Plan allows our executives to earn certain bonus opportunities, expressed as a percentage of salary, depending on individual and Company performance.

Our long-term incentives are equity-based and are currently composed of two types of incentive award issued at the discretion of the Committee pursuant to the Company’s shareholder-approved long-term incentive plan (“LTIP”).

Since January 1, 2005, Performance Shares have comprised a significant proportion of the LTIP awards made to our executives in terms of prospective value. Each Performance Share represents the fair value of a Common Share. At the end of a performance period, which is generally the three-year period following the date of grant, a plan participant may receive a harvest of between zero and 200% of the Performance Shares granted depending on the achievement of specific performance criteria relating to our operating and financial performance over the period. At the discretion of the Committee, any final payment in respect of such a grant may take the form of cash, common shares or a combination of both.

Since January 1, 2006, Restricted Share Units (“RSUs”) have comprised the other component of our LTIP awards. Under the terms of the awards, such units vest ratably in three equal tranches, generally over a three-year period, subject to the executive remaining employed by the Company at the applicable vesting date, with all restrictions on the shares underlying the RSUs removed at the end of the three-year period.

We believe that our use of the two types of awards in combination results in a number of benefits for shareholders, as follows:

•	We consider that our Performance Share awards focus the attention of our named executive officers on key measures impacting the long-term growth in the fully-converted book value of the Company’s shares.

•	We consider that our RSU awards:

•	promote the progressive build-up of ownership of Common Shares by our key staff,

•	aid retention in times of market loss by maintaining an opportunity for meaningful incentives in the near term even if performance-based long term incentives have been impaired, and

•	create a strong incentive for employees to remain with the Company over the long term, since the tangible value of the units is effectively locked up for a minimum of three years.

Our Committee reviews all the elements of the total compensation payable to our named executive officers and all of our compensation policies at least annually.

Components of Compensation

Our compensation program consists of three components: (i) base salary and benefits, (ii) annual cash bonus, and (iii) long-term equity incentive awards. The principal benefit plans and arrangements we offer include housing allowances, a deferred compensation plan, retirement benefits, medical and dental insurance and personal travel to and from our offshore location for home leave.

We have selected these components because they provide a useful array of long and short-term incentives and because they commonly form the basis of compensation packages offered by peer group companies for comparable posts.

The combination of components for each of our named executive officers is set by our Committee in consultation with our Chief Executive Officer by reference to their individual circumstances, and ratified by the Board. Our named executive officers are each at different stages in their respective careers and their domestic situations vary. In all cases, however, the prospective on-target value of their accumulated Performance Share LTIP awards represents a significant component of their overall compensation.

We consider that our named executive officers bring complementary skills to our management and participate on equal terms in the risks and bear equally the responsibilities associated with running our business. Accordingly, while we reward such officers by reference to their individual circumstances when determining their base salary, benefits and Performance Share and RSU awards, we also reward them as a team by generally applying the same performance-related pay-out percentages to their annual cash bonuses and Performance Shares.

Base Salary and Benefits

Base salaries and benefits are set by our Committee in consultation with our Chief Executive Officer (except in his own case) by reference to the nature and demands of the post, the knowledge, skills and experience of the individual and the state of the market for recruitment into comparable positions.

For the purpose of determining competitive levels for non-executive posts, we currently subscribe to three independent local market annual surveys, namely the PriceWaterhouseCoopers Bermuda International Business Compensation Survey, the Mercer Bermuda Executive and Professional Total Compensation Survey and the Bermuda Employers’ Council Employment Conditions and Benefits Survey.

For executive positions, we review compensation information obtained from proxy statements and other relevant filings such as U.S. securities law filings of key peer companies. We consider that our peer companies consist of other Bermuda-based property and casualty underwriters, which presently are, Arch Capital Group Ltd., Aspen Insurance Holdings Ltd., Axis Capital Holdings Ltd., Endurance Specialty Holdings Ltd., IPC Holdings Ltd., Max Re Capital Ltd., RenaissanceRe Holdings Ltd., and White Mountains Insurance Group Ltd. Currently we do not use the services of compensation consultants.

Annual Cash Bonus

We pay annual cash bonuses in order to reward short-term performance. Such bonuses are common in our industry and are an important tool for influencing staff behavior in individual circumstances or in times when long-term incentives have not had time to accumulate or have been impaired.

Each year our Committee reviews and adopts an annual cash bonus plan on behalf of the Company. Under our Annual Bonus Plan, the maximum bonus opportunity, expressed as a percentage of salary, and related performance criteria are set in advance for each year by the Committee. The final value of the bonus is derived from a sliding scale operating around a central percentage target return on allocated capital.

None of our named executive officers received a bonus for 2005. For the 2006 and 2007 years, our Committee increased the target bonus opportunity for each of our named executive officers except Nicholas Newman-Young from 50% of salary in 2005 to 100% in 2006 and 2007, subject to a minimum payment of 50% of salary. For Mr. Newman-Young the applicable increases were a target of 75% of salary with a 37.5% minimum. These enhancements were introduced as a retention measure in order to recognize the risk to the Company of the potential competition from a variety of new reinsurance start-ups for executive management talent following the unprecedented industry losses arising from the 2005 U.S. windstorms.

With the exception of Nicholas Newman-Young, our named executive officers and their actions have a significant impact on the Company’s capital management and investment policies. In order to align the interests of these officers more closely with those of shareholders, we operate a Capital Plan whereby the product of the above bonus calculation is adjusted upward or downward by as much as 25% by reference to the ratio of our return on allocated capital to our actual return on equity.

We accrue the projected value of the annual cash bonus and expense the value in our income statement over the course of each one-year performance period. The final value of all annual cash bonuses for our named executive officers is approved by the Committee.

Long-Term Incentive Awards

Our current Long-Term Incentive Plan (LTIP) was approved by shareholders in 2004 and became effective on January 1, 2005. At the discretion of our Committee, incentive awards, the value of which is based on the Company’s common shares, may be made to all eligible plan participants, including our named executive officers. Generally, we grant awards annually in advance of the commencement of a three-year period performance period.

Incentive awards that may be granted under the LTIP consist of share appreciation rights, performance shares (“Performance Shares”) and restricted share units (“RSUs”). Each type of award gives a plan participant the right to receive a payment in cash, Common Shares or a combination of both, including dividend equivalents in the case of RSUs, at the discretion of the Committee.

For the 2006-2008 performance period the Company granted Performance Shares and RSU awards.

Performance Shares Awards:  the performance target for all plan participants, including our named executive officers, in order to achieve a 100% harvest ratio of Performance Shares is the achievement of a return on allocated equity of 16% over the period. A return on allocated equity of 7% will yield a 0% harvest ratio, and a return on allocated equity of 24% will yield a 200% harvest ratio with a linear yield in between those ratios. The method of calculating the return on allocated equity was reviewed and set by our Committee for the performance period at the time that the Performance Share awards were granted. Additionally, with the exception of Nicholas Newman-Young, the harvest ratio for our named executive officers is further adjusted by reference to the ratio of the return on allocated equity to the actual return on equity, in all cases at the discretion of the Committee.

RSU Awards:  vesting and payment of dividend equivalents on RSU awards is dependent on continuous service by the employee through the vesting date for the respective tranche. The Common Shares associated with such RSU awards are not generally issuable until the end of the performance period, unless otherwise determined by the Committee at the time of a participant’s departure.

We accrue the projected value of the LTIP awards and expense the value in our income statement over the course of each three-year performance period. The Company currently has no policy to recover payments if the relevant performance measures on which they are based are restated or otherwise adjusted with the effect that such payment would be reduced. However, our Performance Share awards are subject to criteria which measure performance over overlapping three year performance periods such that any restatement or adjustment would impact on the subsequent harvest for three consecutive performance periods.

We expect to make further awards under the LTIP, or any successor plan which may be approved by shareholders, in the future.

Common Share Ownership Requirements

The Company does not have a formal requirement for Common Share ownership by executives or staff. Our RSU awards, however, operate to spread ownership of Common Shares to a wide range of employees, and the underlying Common Shares are not generally issuable until the expiry of the applicable three-year period. In addition, as a result of the exercise of previously granted share options, open market purchases or awards of Performance Shares and RSUs, our named executive officers together currently own or are prospectively interested in the equivalent of 1.6% of the Company’s fully diluted Common Shares, assuming on-target performance.

The Company’s Insider Trading Policy prohibits Montpelier Associates, which includes directors, observers, officers and employees, from buying or selling options on the Company’s Common Shares or selling them short.

Change in Control and Severance

Under the terms of their Service Agreements the employment of our named executive officers is terminable by the Company on twelve months’ notice. The Company also has the right to terminate the employment of such officers by payment in lieu of notice. All Service Agreements between the Company and our named executive officers prevent them from competing with the Company, or soliciting both clients and employees of the Company, for twelve months following the date of termination.

Our named executive officers may receive payments under both our LTIP and Severance Plan on termination of their employment following a change of control of the Company. Such “double trigger” severance payments would be made in substitution for any salary continuation payments they might otherwise be entitled to receive under the terms of their Service Agreements. The purpose of these arrangements is to mitigate the significant disincentives, economic and otherwise, to senior executives that may exist in a transaction negotiated by senior executives for the benefit of the shareholders but where the positions held by such executives may be eliminated in conjunction with or as a result of such transaction. Details of the benefits payable under the plans are set out below.

The key feature of the plans is that a simple change of control — for example in the case of an agreed takeover — does not automatically trigger a vesting of benefits. A second event, namely the termination or constructive termination of the named executive officer’s employment by the Company other than for cause within twenty-four months of the change in control, must also occur.

Our Severance Plan was approved by our Committee in August, 2004 in the context of discussions with Mr. Taylor concerning the forthcoming renewal of his Service Agreement on January 1, 2005.

In the case of the LTIP, the method of calculating termination benefits under the plan was established in the plan rules when it was approved by shareholders on May 20, 2004. In the case of the Severance Plan, the method of calculating termination benefits under the plan was determined by the Committee in negotiation with Mr. Taylor.

Compliance with Internal Revenue Code Section 162(m)

As the Company is domiciled in Bermuda, none of our current incentive compensation plans specifically address Section 162(m) of the U.S. Internal Revenue Code (the “Code”). We believe, however, that all such plans give our Committee flexibility to structure executive compensation in compliance with Section 162(m) of the Code in the future, should it determine to do so.

Role of Executive Officers in Executive Compensation

Mr. Taylor is consulted by our Committee on all aspects of the compensation of our named executive officers except in his own case. Mr. Busher acts as Secretary of our Committee and coordinates the preparation of meeting and research materials.

Conclusion

Our compensation policies are designed to align management and staff interests with those of shareholders, and to reward long term performance measured by the increase in the fully converted book value of the Company’s shares.

MANAGEMENT COMPENSATION

2006 Summary Compensation Table

The following table includes information concerning the compensation awarded to, earned by or paid for services rendered in all capacities during 2006 by our Chief Executive Officer and our five most highly compensated executive officers who were serving as executive officers during or at the end of 2006. We refer to these individuals collectively as our “named executive officers”.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity(2)	Deferred
				Stock(3)	Option	Incentive Plan	Compensation	All Other
			Bonus(2)	Awards	Awards	Compensation	Earnings	Compensation(4)	Total
Name and Principal Position	Year	Salary ($)(1)	($)	($)	($)	($)	($)	($)	($)

Anthony Taylor	2006	$900,260	$450,000	$891,673	$0	$1,373,000	$0	$231,951	$3,846,884
President and Chief Executive Officer
Thomas George Story Busher	2006	$430,704	$215,472	$592,351	$0	$657,528	$0	$236,097	$2,132,152
Chief Operating Officer and Executive Vice President
Kernan V. Oberting	2006	$350,100	$175,050	$502,422	$0	$535,950	$0	$356,697	$1,920,219
Chief Financial Officer and Executive Vice President
Christopher L. Harris	2006	$382,500	$200,000	$293,566	$0	$610,000	$0	$200,649	$1,686,715
Chief Underwriting and Risk Officer and Executive Vice President(5)
C. Russell Fletcher	2006	$375,000	$125,000	$521,923	$0	$0	$0	$238,109	$1,260,032
Former Chief Underwriting Officer and Executive Vice President(6)
Nicholas Newman-Young	2006	$326,070	$123,385	$139,562	$0	$340,190	$0	$38,419	$967,626
Managing Director of Montpelier Marketing Services (UK) Limited

(1)	The 2006 salary for Nicholas Newman-Young is the United States equivalent of £177,182. An average monthly exchange rate was used to convert the GBP salary into United States dollars. The remainder of salaries are all denominated in United States dollars.

(2)	Represents the minimum bonus the executive officer is entitled to under the Company’s Annual Bonus plan described above under “Compensation Discussion and Analysis”. The difference between this minimum amount and the final amount awarded to the executive officer is included in the Non-Equity Incentive Plan Compensation column. In previous years the total bonus amount was disclosed in the Bonus column.

(3)	Represents the expense incurred by the Company under United States generally accepted accounting principles related to Performance Shares and RSUs granted for the 2006-2008 performance period as described above under “Compensation Discussion and Analysis — Long-term Incentive Awards”. A discussion of the assumptions used in calculating these values may be found in Note 15 to our audited financial statements on pages F-36 to F-38 of our Annual Report on Form 10-K filed on March 1, 2007.

(4)	All Other Compensation amounts are detailed in the table entitled “2006 All Other Compensation” below.

(5)	Mr. Harris became the Company’s Chief Underwriting and Risk Officer on March 20, 2006.

(6)	Mr. Fletcher, the Company’s former Chief Underwriting Officer, announced his retirement from the Company on March 20, 2006. The termination of his employment was effective October 1, 2006.

2006 ALL OTHER COMPENSATION

		Perquisites
		and Other		Defined		Dividends on
		Personal	Housing	Contribution	Tax	Unvested	Legal	Life
		Benefits(1)	Allowance	Pension	Gross-up	RSU’s(2)	Expense	Insurance	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)

Anthony Taylor	2006	$121,669	$0	$90,026	$0	$19,500	$0	$756	$231,951
Thomas George Story Busher	2006	$35,671	$144,000	$43,070	$0	$12,600	$0	$756	$236,097
Kernan V. Oberting	2006	$66,209	$144,000	$35,010	$98,914	$10,800	$0	$1,764	$356,697
Christopher L. Harris	2006	$10,216	$122,000	$38,250	$16,030	$7,500	$0	$6,653	$200,649
C. Russell Fletcher	2006	$20,146	$96,000	$37,500	$53,495	$11,250	$18,395	$1,323	$238,109
Nicholas Newman-Young	2006	$0	$0	$32,738	$0	$3,000	$0	$2,681	$38,419

(1)	See below for details of Perquisites.

(2)	Dividends on RSUs granted under the Company’s Long-Term Incentive Plan, which is described above under “Compensation Discussion and Analysis”.

2006 PERQUISITES

			Financial Planning/			Total Perquisites and
Name	Year	Personal Travel(1)	Legal Fees	Commuting(2)	Other(3)	Other Personal Benefits

Anthony Taylor	2006	$107,532	$0	$13,282	$855	$121,669
Thomas George Story Busher	2006	$35,190	$0	$0	$481	$35,671
Kernan V. Oberting	2006	$61,349	$4,860	$0	$0	$66,209
Christopher L. Harris	2006	$8,980	$0	$0	$1,236	$10,216
C. Russell Fletcher	2006	$6,495	$12,921	$0	$730	$20,146
Nicholas Newman-Young	2006	$0	$0	$0	$0	$0

(1)	Represents travel from Bermuda for home leave. Mr. Newman-Young is based in the United Kingdom.

(2)	Reflects cost of car or taxi service to/from work.

(3)	Includes reimbursement for health club memberships and parking.

The compensation plans under which the grants in the following tables were made are generally described above in the Compensation Discussion and Analysis section.

2006 GRANTS OF PLAN-BASED AWARDS

										All Other		All Other
										Stock		Option
										Awards:		Awards:		Grant Date
										Number of		Number of	Exercise or	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under					Shares of		Securities	Base Price	of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards					Stock or		Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum(4)	Threshold	Target		Maximum		Units		Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)		(#)		(#)		(#)	($/Sh)	($/Sh)

Anthony Taylor	—	$450,000	$900,000	$1,800,000								—	N/A	—
Performance Shares	1/1/06(1)					30,000		60,000						$576,900
Performance Shares	12/14/06(2)					30,000		60,000						$567,600
RSUs	1/1/06(1)									65,000				$1,187,550
RSUs	12/14/06(2)									70,000				$1,258,180

Thomas George Story Busher	—	$215,472	$430,944	$861,888								—	N/A	—
Performance Shares	1/1/06(1)					22,000		44,000						$423,060
Performance Shares	12/14/06(2)					22,000		44,000						$416,240
RSUs	1/1/06(1)									42,000				$767,340
RSUs	12/14/06(2)									47,000				$844,778

Kernan V. Oberting	—	$175,050	$350,100	$700,200								—	N/A	—
Performance Shares	1/1/06(1)					18,000		36,000						$346,140
Performance Shares	12/14/06(2)					18,000		36,000						$340,560
RSUs	1/1/06(1)									36,000				$657,720
RSUs	12/14/06(2)									45,000				$808,830

Christopher L. Harris	—	$200,000	$400,000	$800,000								—	N/A	—
Performance Shares	1/1/06(1)					10,000		20,000						$192,300
Performance Shares	12/14/06(1)					15,000		30,000						$283,800
Performance Shares	12/14/06(2)					25,000		50,000						$473,000
RSUs	1/1/06(1)									20,000				$365,400
RSUs	12/14/06(1)									20,000				$359,480
RSUs	12/14/06(2)									45,000				$808,830

C. Russell Fletcher	—	$250,000	$500,000	$1,000,000								—	N/A	—
Performance Shares	1/1/06(1)					25,000	(3)	50,000	(3)					$480,750
RSUs	1/1/06(1)									50,000	(3)			$913,500

Nicholas Newman-Young	—	$123,385	$246,770	$493,541								—	N/A	$0
Performance Shares	1/1/06(1)					5,000		10,000						$96,150
Performance Shares	12/14/06(2)					5,000		10,000						$94,600
RSUs	1/1/06(1)									10,000				$182,700
RSUs	12/14/06(2)									15,000				$269,610

(1)	Performance Shares and RSUs granted relate to the performance period ending December 31, 2008.

(2)	Performance Shares and RSUs granted relate to the performance period ending December 31, 2009.

(3)	Performance Shares and RSUs were forfeited effective September 30, 2006 upon termination of employment. No payment was or will be made in settlement thereof.

(4)	The maximum amount of future payouts under Non-Equity Incentive Plan Awards represents the combination of the Annual Cash Bonus Plan and the Capital Plan, both of which are described in the Compensation Discussion and Analysis section above. The Compensation and Nominating Committee of the Board has the ultimate discretion on awarding any payouts.

Employment and Change of Control Agreements

The Company entered into a service agreement with Mr. Taylor, effective as of January 1, 2005, under which he agreed to continue to serve as Chief Executive Officer, President and Chairman of the Board through December 31, 2007. The following is a summary of the material terms of the agreement.

Mr. Taylor is to be paid an initial base salary of $900,000 per annum, subject to annual increase or decrease (but not below the initial base salary). In addition, Mr. Taylor is eligible to receive a target bonus of 50% of his base salary, provided targeted goals are met, and will receive an annual grant of Performance Shares pursuant to the

Company’s LTIP with a target value of at least $3,000,000 over a maximum three-year performance cycle. For the 2004-2006 and 2005-2007 performance cycles, however, Mr. Taylor voluntarily recommended to the Company’s Board of Directors that he receive fewer Performance Shares than provided for under his service agreement in order to free capacity under the LTIP to grant Performance Shares to an increased number of other plan participants. Mr. Taylor has also been granted options under our Share Option Plan, all of which were converted to Common Shares of the Company as the result of the net share exercise of vested and unvested options by founding members of the Company’s management on March 4, 2005, which shares were subject to a two-year lockup that ended on March 4, 2007. Pursuant to the Company’s 2007 Annual Bonus Plan, approved by the Board on November 17, 2006, Mr. Taylor is eligible to receive a minimum, target or maximum bonus equivalent to 50%, 100% and 200% of his base salary, respectively, subject to the discretion of the Company’s Compensation and Nominating Committee, with awards linked to the performance of the Company. Beginning on January 1, 2005, Mr. Taylor ceased to receive housing expense reimbursements from the Company.

If Mr. Taylor resigns with good reason or is terminated without cause, his service agreement provides that he shall be entitled to receive accrued salary and benefits in an amount equal to at least two times the sum of his base salary and target bonus, accelerated vesting of stock options, if any, and a pro rata payment with respect to any outstanding Performance Shares previously awarded under the Company’s LTIP. The agreement also contains customary provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation. The non-competition and non-solicitation periods would last for twelve months following termination of employment.

The following information summarizes the material terms of the employment-related agreements for our other named executive officers who were serving as executive officers at the end of 2006:

Thomas George Story Busher.  We have entered into a service agreement with Mr. Busher, effective as of January 1, 2002, pursuant to which he has agreed to serve as our Chief Operating Officer and Executive Vice President. In addition to his annual salary, Mr. Busher is entitled to a housing allowance and travel allowance. Mr. Busher’s service agreement also entitles him to participate in our Annual Bonus Plan and LTIP. The remaining material terms of Mr. Busher’s service agreement are common to the other officers’ service agreements and are described below.

Christopher L. Harris.  We have entered into a service agreement with Mr. Harris, effective as of March 25, 2006, pursuant to which he has agreed to serve as our Chief Underwriting and Risk Officer and Executive Vice President. In addition to his annual salary, Mr. Harris is entitled to a housing allowance and travel allowance. Mr. Harris’s service agreement also entitles him to participate in our LTIP. The remaining material terms of Mr. Harris’s service agreement are common to the other officers’ service agreements and are described below.

Kernan V. Oberting.  We have entered into a service agreement with Mr. Oberting, effective as of October 1, 2004, pursuant to which he has agreed to serve as the Company’s Chief Financial Officer. In addition to his annual salary, Mr. Oberting is entitled to a housing allowance and travel allowance. Mr. Oberting’s service agreement also entitles him to participate in our LTIP. In addition, Mr. Oberting is permitted to provide limited service to White Mountains Capital or its affiliates, provided that such work does not interfere with his performance for the Company. Such services must be fully disclosed to the Company, and the Company may require Mr. Oberting to cease such services at any time. The remaining material terms of Mr. Oberting’s service agreement are common to the other officers’ service agreements and are described below.

Nicholas Newman-Young.  We have entered into a service agreement with Mr. Newman-Young, effective as of January 24, 2002, pursuant to which he has agreed to serve as the Managing Director of Montpelier Marketing Services (UK) Limited. Mr. Newman-Young’s service agreement entitles him to participate in our LTIP. The remaining material terms of Mr. Newman-Young’s service agreement are common to the other officers’ service agreements and are described below.

Provisions Common to the Service Agreements.  In addition to the provisions described above, the service agreements of Messrs. Busher, Harris, Oberting and Newman-Young contain the following provisions. Each service agreement is terminable upon twelve months written notice by us or upon six months written notice by the officer. Each agreement entitles the officer to participate in the LTIP and the Company’s annual bonus, deferred compensation and severance plans. Each agreement also contains non-competition and non-solicitation provisions, which extend for a period of twelve months following termination of employment for Messrs. Busher, Harris and Oberting. Following termination of employment, Mr. Newman-Young cannot compete with the Company for six months, cannot solicit business away from the Company for six months, and cannot solicit the services of any executive or director of the Company for twelve months. The service agreements have no specific provisions relating to a change in control of the Company. However, the LTIP and the Severance Plan, discussed below, each provide for the payment of specified benefits if a participant’s employment terminates for specified reasons following a change in control of the Company.

Pursuant to the Company’s 2007 Annual Bonus Plan, approved by the Board on November 17, 2006, each named executive officer with the exception of Mr. Newman-Young is eligible to receive a minimum, target or maximum bonus equivalent to 50%, 100% and 200% of such executive officer’s base salary, respectively, subject to the discretion of the Compensation and Nominating Committee and depending on the performance of the Company. Mr. Newman-Young’s equivalent percentages are 37.5%, 75% and 150% of base salary.

2006 Outstanding Equity Awards at Fiscal Year-End

						Stock Awards
									Equity
								Equity	Incentive
	Option Awards							Incentive	Plan Awards:
			Equity					Plan Awards:	Market or
			Incentive				Market	Number of	Payout Value
	Number of	Number of	Plan Awards:			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Number of			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Securities			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Underlying	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)(1)	($)(1)(2)	(#)(3)	($)(2)(3)

Anthony Taylor	—	—	—	N/A	N/A
Performance Shares								120,000	$2,233,200
RSUs						113,333	$2,109,133
Thomas George Story Busher	—	—	—	N/A	N/A
Performance Shares								88,000	$1,637,680
RSUs						75,000	$1,395,750
Kernan V. Oberting	—	—	—	N/A	N/A
Performance Shares								72,000	$1,339,920
RSUs						69,000	$1,284,090
Christopher L. Harris	—	—	—	N/A	N/A
Performance Shares								100,000	$1,861,000
RSUs						71,667	$1,333,717
Nicholas Newman-Young	—	—	—	N/A	N/A
Performance Shares								20,000	$372,200
RSUs						21,667	$403,217
C. Russell Fletcher	—	—	—	N/A	N/A
Performance Shares								—	—
RSUs						—	—

(1)	The RSUs outstanding relate to the 2006-2008 and 2007-2009 performance periods and vest evenly over the remaining two years of the 2006-2008 performance period and over the remaining three years of the 2007-2009 performance period.

(2)	The market value is calculated using the Company’s share price of $18.61 at December 31, 2006.

(3)	Performance Shares outstanding relate to the 2005-2007, 2006-2008 and 2007-2009 performance periods. The Company currently estimates that there will not be a payout for the 2005-2007 performance period based on the Company’s results over the period to date and, therefore, the number of units that have not vested represents the total number issued. The market value for this performance period is estimated to be $Nil. As of April, 2, 2007 the Company has canceled all Performance Shares related to the 2005-2007 performance period. The number of units for the 2006-2008 and 2007-2009 periods is estimated to be at the maximum estimated future payout. The

2006-2008 Performance Shares will vest evenly over the remaining two years of the performance period. The 2007-2009 Performance Shares will vest evenly over the three-year period.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards(1)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Anthony Taylor	—	—	21,667	$403,217
Thomas George Story Busher	—	—	14,000	$260,540
Kernan V. Oberting	—	—	12,000	$223,320
Christopher L. Harris	—	—	13,333	$248,133
C. Russell Fletcher	—	—	—	—
Nicholas Newman-Young	—	—	3,333	$62,033

(1)	Although a portion of these RSUs, which are related to the 2006-2008 performance period, have vested, they will not be issued until the end of 2008. Value realized will depend on market values of the Common Shares at that time.

2006 Nonqualified Deferred Compensation

		Registrant	Aggregate		Aggregate
	Executive	Contributions	Earnings	Aggregate	Balance at
	Contributions	in Last	in Last	Withdrawals /	Last Fiscal
	in Last Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End(1)
Name	($)	($)	($)	($)	($)

Anthony Taylor	—	—	—	—	$403,217
Thomas George Story Busher	—	—	—	—	$260,540
Kernan V. Oberting	—	—	—	—	$223,320
Christopher L. Harris	—	—	—	—	$248,133
C. Russell Fletcher	—	—	—	—	—
Nicholas Newman-Young	—	—	—	—	$62,033

(1)	Represents the value of RSUs vesting on December 31, 2006 as discussed above.

Potential Payments Upon Termination of Employment or Change in Control

The following table describes the potential payments and benefits to which the named executive officers would be entitled upon termination of employment under the Company’s compensation and benefit plans and arrangements, including the Employment and Change of Control Agreements described above and the Severance Plan described below. Termination of employment and satisfaction of all conditions to payment are deemed to occur at December 31, 2006 for purposes of this table. All the named executive officers are participants in the Company’s Severance Plan, effective as of January 1, 2005. Cash payments under the Severance Plan, in certain instances, may be made in lieu of salary continuation payments to which the executive may be entitled or may offset benefits to which the executive may otherwise be entitled pursuant to his service agreement with the Company.

2006 Potential Payments Upon Termination of Employment

		Acceleration of	Continuation of			Tax Gross-Ups,
Name and Termination	Cash Severance	Long-Term Incentive	Medical Benefits	Repatriation and		Financial Planning	Total Termination
Category	Payment(1)	Awards	(present value)	Relocation Benefits		and Legal Services	Benefits

Anthony Taylor
• Without Cause or for Good Reason by Executive(2)	$1,800,000	$3,070,650	$27,667	$0		$0	$4,870,650
• For Cause	$900,260	$0	$0	$0		$0	$900,000
• Voluntary	$0	$0	$0	$0		$0	$0
• Death, Disability or Without Good Reason by Executive	$900,260	$0	$0	$0		$0	$900,260
• After CIC	$5,124,000	$3,070,650	$0	$0		$0	$8,194,650
Thomas G.S. Busher
• Without Cause	$430,704	$0	$0	$0		$0	$430,704
• For Cause	$0	$0	$0	$0		$0	$0
• Voluntary(3)	$215,352	$0	$0	$0		$0	$215,352
• Death	$0	$0	$0	$0		$0	$0
• Disability	$430,704	$0	$0	$0		$0	$430,704
• After CIC	$2,013,888	$2,028,490	$0	$0		$0	$4,042,378
• Refusal/Revocation of Bermuda Work Permit	$0	$0	$0	$0		$0	$0
Kernan V. Oberting
• Without Cause	$350,100	$0	$0	$0		$0	$350,100
• For Cause	$0	$0	$0	$0		$0	$0
• Voluntary(3)	$175,050	$0	$0	$127,115		$0	$302,165
• Death	$0	$0	$0	$0		$0	$0
• Disability	$350,000	$0	$0	$127,115		$0	$477,115
• After CIC	$808,000	$1,470,190	$0	$0		$0	$2,278,190
• Refusal/Revocation of Bermuda Work Permit(4)	$0	$0	$0	$127,115	(5)	$0	$127,115
Christopher L. Harris
• Without Cause	$400,000	$0	$0	$0		$0	$400,000
• For Cause	$0	$0	$0	$0		$0	$0
• Voluntary(3)	$200,000	$0	$0	$0		$0	$200,000
• Death	$0	$0	$0	$0		$0	$0
• Disability	$400,000	$0	$0	$0		$0	$400,000
• After CIC	$1,604,000	$1,488,800	$0	$0		$0	$3,092,800
• Refusal/Revocation of Bermuda Work Permit	$0	$0	$0	$139,827	(5)	$0	$139,827

		Acceleration of	Continuation of		Tax Gross-Ups,
	Cash Severance	Long-Term Incentive	Medical Benefits	Repatriation and	Financial Planning	Total Termination
Name and Termination Category	Payment(1)	Awards	(present value)	Relocation Benefits	and Legal Services	Benefits

Nicholas Newman-Young
• Without Cause	$329,027	$0	$0	$0	$0	$329,027
• For Cause	$0	$0	$0	$0	$0	$0
• Voluntary(3)	$164,514	$0	$0	$0	$0	$164,514
• Death	$0	$0	$0	$0	$0	$0
• Disability	$0	$0	$0	$0	$0	$0
• After CIC	$1,330,054	$558,300	$0	$0	$0	$1,888,354
C. Russell Fletcher(6)
• Without Cause	$0	$0	$0	$0	$0	$0
• For Cause	$0	$0	$0	$0	$0	$0
• Voluntary	$125,000	$0	$0	$0	$18,395	$143,395
• Death	$0	$0	$0	$0	$0	$0
• Disability	$0	$0	$0	$0	$0	$0
• After CIC	$0	$0	$0	$0	$0	$0
• Refusal/Revocation of Bermuda Work Permit	$0	$0	$0	$0	$0	$0

(1)	See description under “Severance Plan” below regarding benefits that may be paid to executives in connection with a “change in control” of the Company as defined in the Company’s LTIP.

(2)	Mr. Taylor may also be eligible for additional payments pursuant to his service agreement, after set-off of any and all amounts paid to him under the Company’s Severance Plan.

(3)	Represents six months’ base salary payable upon written notice of voluntary termination of employment by the executive pursuant to his service agreement.

(4)	Benefits will not be payable if termination is as a result of any conviction under Bermuda law or conduct by the executive amounting to breach of his service agreement.

(5)	Repatriation and relocation benefits consist of three months’ base salary together with three months’ accommodation allowance at the monthly rate in the executive’s service agreement, plus one way air fair for the executive and his family to the United States. For Mr. Oberting benefits in the same amount may also be paid in the event of a voluntary termination or termination due to disability.

(6)	Mr. Fletcher’s employment with the Company terminated effective October 1, 2006 pursuant to a Separation Agreement between Mr. Fletcher and the Company. Consequently, the payments reflected for Mr. Fletcher are the actual payments he received from the Company upon termination, not including any accrued pay and regular benefits.

Accrued Pay and Regular Benefits

The amounts shown in the table above do not include payments and benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay

•	Reimbursement of all documented business-related expenses

•	Regular pension benefits under any of the applicable Company retirement plans (see “2006 Nonqualified Deferred Compensation” above), including distributions of nonqualified deferred compensation, if any

•	Medical, dental and disability insurance benefits

Severance Plan

The Company’s Severance Plan, which became effective January 1, 2005, provides for the payment of specified benefits if the employment of certain senior executives terminates in connection with a “change in control” as defined in the Company’s LTIP. Benefits are triggered if, within twenty-four months following the occurrence of a change in control, a plan participant’s employment is terminated by the Company for a reason other than death, disability or cause, or by the participant following a constructive termination. The plan is administered by the Compensation and Nominating Committee, which is authorized to interpret the plan and to establish, amend and rescind any rules and regulations relating to the plan.

Pursuant to the Severance Plan, a participant is entitled to receive either Group A Benefits (a “Group A Executive”) or Group B Benefits (a “Group B Executive”). If a Group A Executive’s employment is terminated, lump-sum cash payments will be made within thirty days to such executive equal to three times the sum of the executive’s annual base salary and annual bonus, each as determined in accordance with the Severance Plan. If a Group B Executive’s employment is terminated, lump-sum cash payments will be made within thirty days to such executive equal to two times the sum of the executive’s annual base salary and annual bonus, each as determined in accordance with the Severance Plan. The Compensation and Nominating Committee has determined that Mr. Taylor is a Group A Executive and that Messrs. Busher, Harris, Newman-Young and Oberting are Group B Executives. The Compensation and Nominating Committee may change such determinations at any time in its discretion. In order to receive any payments under the Severance Plan, the executive must execute within sixty days of termination of employment an agreement under which he or she agrees to a general release of all claims against the Company.

COMPENSATION AND NOMINATING COMMITTEE REPORT

This report is furnished by the Compensation and Nominating Committee of the Board of Directors.

In performing its role of administering the Company’s officer, employee and management compensation practices the Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on this review and discussion, the Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in the Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Raymond M. Salter (Chair)
Morgan W. Davis

Compensation and Nominating Committee Interlocks and Insider Participation

No member of the Compensation and Nominating Committee had a relationship that requires disclosure hereunder.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to provide a framework for the governance of the Company. The Corporate Governance Guidelines are posted on our website at (www.montpelierre.bm > Corporate Governance > Corporate Governance Guidelines and Procedures). A copy of the Corporate Governance Guidelines may be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics for all its directors, officers and employees, including the Company’s chief executive officer and chief financial officer. The Code of Conduct and Ethics is posted on our website at (www.montpelierre.bm > Corporate Governance > Code of Conduct and Ethics). A copy of the Code of Conduct and Ethics may be obtained at no charge upon written request to the attention of the Company Secretary at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. Any waiver of any part of the Code of Conduct and Ethics for executive officers or directors may be made only by the Board or the Audit Committee and will be promptly disclosed to shareholders as required by the SEC and NYSE rules.

PROPOSAL FOR ELECTION OF CLASS B DIRECTORS
(Proposal No. 1)

Thomas G.S. Busher, Morgan W. Davis, Wilbur L. Ross, Jr., and John F. Shettle, Jr. have been nominated for election as Class B directors at the Annual General Meeting by the Chairman of the Board. Their respective biographies are set out on pages 4-6 of this Proxy Statement. If elected, each of Messrs. Busher, Davis, Ross, and Shettle will serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2010 or until their respective successors are elected and qualified.

Vote Required

The election of each nominee as a director requires approval by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares voted at the Annual General Meeting.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE
RESPECTIVE NOMINEES FOR CLASS B DIRECTOR.

PROPOSAL FOR ELECTION OF CLASS C AND CLASS A DIRECTORS
(Proposal No. 2)

John Roderick Heller, III and Ian M. Winchester have been nominated for election as Class C directors and John D. Collins has been nominated for election as a Class A director at the Annual General Meeting by the Chairman of the Board. Their respective biographies are set out on pages 5-6 of this Proxy Statement. The nominees were each recommended for nomination by non-management directors of the Board. If elected, each of Messrs. Heller and Winchester, and Mr. Collins will serve for a term expiring at the Company’s Annual General Meeting of Shareholders in 2008 and 2009, respectively, or until their respective successors are elected and qualified.

Vote Required

The election of each nominee as a director requires approval by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares voted at the Annual General Meeting.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE
RESPECTIVE NOMINEES FOR CLASS C AND CLASS A DIRECTORS.

PROPOSAL FOR ELECTION OF DESIGNATED COMPANY DIRECTORS
OF MONTPELIER REINSURANCE LTD. (“MONTPELIER RE”)
(Proposal No. 3)

We conduct our reinsurance operations through our wholly-owned Bermuda subsidiary, Montpelier Re.

Bye-law 85 of the Company’s Bye-laws provides that the board of directors of Montpelier Re shall consist of persons who first have been elected as designated company directors by a resolution at the Annual General Meeting of the Shareholders of the Company. The Board of the Company must then vote all shares of Montpelier Re owned by the Company to elect such designated company directors as Montpelier Re directors. The Company’s Bye-law provisions with respect to the removal of designated company directors operate similarly. The Bye-laws of Montpelier Re provide that the only persons eligible to be elected as Montpelier Re’s directors are those persons who first have been elected by the shareholders of the Company as designated company directors in accordance with the Company’s Bye-laws (including any limitation on voting rights).

Proposal No. 3 calls for the election of Messrs. Taylor, Busher and Harris as designated company directors for election to the board of directors of Montpelier Re. Messrs. Taylor, Busher and Harris will not receive any compensation for their services as directors of Montpelier Re. Biographical information relating to Messrs. Taylor, Busher and Harris is presented under the caption “Management” beginning on page 3 of this Proxy Statement.

Vote Required

The election of each designated company director requires approval by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares voted at the Annual General Meeting.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE
NOMINEES FOR DESIGNATED COMPANY DIRECTORS OF MONTPELIER RE.

APPROVAL OF THE MONTPELIER RE HOLDINGS LTD. LONG-TERM INCENTIVE PLAN
(Proposal No. 4)

The Company’s Board of Directors approved, and recommended that the Company’s shareholders approve, the adoption of the Montpelier Long-Term Incentive Plan (the “LTIP”) on February 23, 2007. If approved by shareholders, the LTIP will become effective at the conclusion of the Annual General Meeting and the Company’s current long-term incentive plan (the “2005 LTIP”), which became effective on January 1, 2005, will be canceled and no further awards will be made under the 2005 LTIP. The proposed LTIP provides a mechanism for granting long-term incentive awards and will remain in effect until May 23, 2011, unless terminated earlier by the Board.

The LTIP is included as Annex B to this Proxy Statement. The following summary of the material terms and conditions of the LTIP is qualified in its entirety by reference to Annex B.

Purpose of the Plan

The purpose of the LTIP is to advance the Company’s interests by providing to certain key employees, non-employee directors and consultants of the Company and its subsidiaries long-term incentive awards, the value of which is based on the Company’s Common Shares.

Administration

The Board’s Compensation and Nominating Committee will administer the LTIP. The Compensation and Nominating Committee, subject to the provisions of the LTIP, has the exclusive authority to: (1) select employees, directors and consultants to whom awards will be granted; (2) determine the type, size, and terms of awards and prescribe the form of award agreement evidencing awards; (3) determine whether awards will be settled in cash, Common Shares, or a combination of cash and Common Shares, (4) interpret and administer the LTIP and awards granted under the LTIP; (5) establish, amend and rescind any rules and regulations relating to the LTIP; and (6) make any other determinations necessary or advisable for the administration of the LTIP. Any decision of the committee with respect to the administration of the LTIP will be final and conclusive with respect to all parties.

Eligibility

Employees, directors and consultants of the Company and its subsidiaries who are selected from time to time by the Compensation and Nominating Committee may be granted awards under the LTIP. The receipt of an award under the LTIP will not confer upon any individual the right to receive additional awards in the future. All employees of the Company are currently eligible to receive awards under the LTIP.

Awards

Awards that may be granted under the LTIP consist of performance shares (“Performance Shares”), restricted share units (“RSUs”) and share appreciation rights (“SARs”).

Performance Shares give a participant the right to receive a payment in cash or Common Shares (or a combination of cash and Common Shares) equal to the number of Performance Shares subject to the award if performance goals are satisfied. The performance goals are determined by the Compensation and Nominating Committee and may relate to the Company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures, minority investments, product lines or products, or any combination of the foregoing. If all applicable terms and conditions of the award are satisfied, the participant will be entitled to receive a number of Common Shares equal to the number of Performance Shares earned, a cash payment in an amount determined by multiplying the fair market value of Common Shares by the number of Performance Shares earned, or a combination of Common Shares and cash.

RSUs give a participant the right to receive a payment in cash or Common Shares (or a combination of cash and Common Shares) equal to the number of RSUs subject to the award if vesting conditions are satisfied. The vesting conditions are determined by the Compensation and Nominating Committee and may relate to a period of continued employment or service, attainment of performance goals, or a combination of the two. If all applicable terms and conditions of the award are met, the participant will be entitled to receive a number of Common Shares equal to the number of RSUs earned, a cash payment in an amount determined by multiplying the fair market value of Common Shares by the number of RSUs earned, or a combination of Common Shares and cash.

SARs give a participant the right to receive a payment in cash or Common Shares (or a combination of cash and Common Shares) based on the post-grant appreciation of a number of Common Shares subject to the award if vesting conditions are satisfied. The vesting conditions are determined by the Compensation and Nominating Committee and may relate to a period of continued employment or service, attainment of performance goals, or a combination of the two. Once vested, a participant may settle the SAR at any time prior to the SAR’s expiration. The amount distributed to a participant upon exercise is determined by multiplying the excess of the fair market value of a Common Share on the date of exercise over the fair market value on the date of grant, by the number of shares with respect to which the SAR is being exercised.

The fair market value of a Common Share for each of these purposes will be the five-day average of the daily closing prices of the Common Shares on the New York Stock Exchange or other principal securities exchange on which the Common Shares are traded, as reported in the Wall Street Journal, for the five consecutive trading days previous to and including as the last day the date of valuation or, if there is no trading on the date of valuation, the last previous day on which the Common Shares were traded.

Shares Subject to the LTIP

The maximum number of shares that may be issued pursuant to awards granted under the LTIP is 6,200,000. In the event of a change in the outstanding Common Shares by reason of any share split, share dividend, recapitalization, amalgamation, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the Compensation and Nominating Committee may, at its discretion, make adjustments to: (1) the total number of shares that may be delivered under the LTIP, (2) the number of shares to which outstanding awards relate, (3) the grant price of any outstanding SARs, or (4) any performance goals. — Upon settlement of any award under the LTIP only the shares delivered thereunder shall be considered issued under the LTIP for purposes of determining the maximum number of shares that may issued pursuant to the LTIP. Any shares underlying a forfeited award or portion thereof shall again be considered available for issuance under the LTIP. As determined by the Compensation and Nominating Committee, awards may be settled in cash rather than Common Shares.

Change in Control

If, within 24 months following the occurrence of a change in control of the Company, a participant’s employment is terminated by the Company for a reason other than disability or cause, or by the participant following a constructive termination, then, except as otherwise provided in a participant’s award agreement and unless otherwise prohibited under applicable law, the target performance goals or payout opportunities attainable under all Performance Shares will be deemed to have been fully attained for all then open performance periods, the restriction periods imposed on all RSUs will lapse, and all SARs will become immediately exercisable. For purposes of the LTIP, the term “cause” means the willful gross negligence or misconduct by a participant that causes or is likely to cause material loss or damage to the Company, and the term “constructive termination” means a material decrease in a participant’s salary or bonus opportunity or a material diminution in authority, duties or responsibilities that prevents a participant from performing his job in the manner it was intended to be performed. The following events generally will constitute a “change in control” for purposes of the LTIP: (1) when any person or group (other than the Company and its subsidiaries) acquires beneficial ownership of more than 35% of the Company’s outstanding shares, (2) the Incumbent Directors and any subsequent directors whose election or nomination for election was approved by a majority of the Incumbent Directors cease to comprise a majority of the Board, or (3) the business of the Company in which a participant principally works is disposed of by a sale or disposition of all or substantially all of the business or business-related assets of the Company (including the sale or disposition of the shares of a subsidiary of the Company). However, the Board has the discretion to determine prior to the occurrence of one of these events that such event will not constitute a change in control of the Company. The Board’s decision in this regard is final and binding on all parties.

Transferability of Awards

Unless otherwise determined by the Compensation and Nominating Committee and specified in an award agreement, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution.

Deferrals

Subject to such rules and procedures as the Compensation and Nominating Committee may establish, a participant may elect to defer receipt of shares or cash that otherwise would be paid upon vesting or exercise of awards under the Company’s Deferred Compensation Plan.

Amendment of the LTIP

The LTIP may be amended by the Board without shareholder approval, except where such amendment requires shareholder approval under applicable law, rule or regulation, such as stock exchange listing rules. The LTIP may not be amended without participant consent if the amendment would adversely affect the participant’s rights under an existing award.

Tax Withholding

The Company may deduct or withhold, or require a participant to pay the Company, an amount sufficient to satisfy applicable tax withholding obligations. If permitted by the Compensation and Nominating Committee, if an award will be settled by delivery of Common Shares a participant may elect to satisfy such tax withholding obligations by directing the Company to withhold shares from the award.

Termination of Employment or Service

The extent to which a participant may receive a payout with respect to Performance Shares and RSUs or exercise SARs or upon termination of employment or service is set forth in the applicable award agreement. Such provisions may reflect distinctions based on the reason for termination of employment or service and need not be uniform among awards. In no way would an acceleration of any awarded but unvested Performance Shares, RSUs or SARs occur due to a termination of employment or service for cause.

Awards Under the LTIP

As awards under the LTIP are made in the absolute discretion of the Compensation and Nominating Committee, it is not possible at this time to determine the distribution of awards among Performance Shares, RSUs or SARs, whether any awards will be made in the future under the LTIP or the awards that would have been made under the LTIP had it been in effect in 2006. Awards made under the 2005 LTIP to Named Executive Officers are disclosed in the section entitled “Management Compensation.”

The approval of the LTIP requires approval by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares voted at the Annual General Meeting, provided that the total votes cast represent over fifty percent in interest of all securities entitled to vote on the proposal. For purposes of determining whether the total votes cast represent over fifty percent in interest of all securities entitled to vote, which is required under the NYSE shareholder approval rules, abstentions will count as votes cast and broker non-votes will not count as votes cast.

U.S. Federal Income Tax Consequences

The grant of a Performance Share, Restricted Stock Unit or Share Appreciation Right will create no tax consequences for the participant or the Company. Awards generally will result in ordinary income to the participant at the later of the time of delivery of cash or Common Shares or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered Common Shares. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant. Section 162(m) of the Internal Revenue Code generally allows the Company to obtain tax deductions without limit for performance-based compensation. As the Company is domiciled in Bermuda, the LTIP does not specifically address Section 162(m). We believe that Awards could be structured to qualify as performance-based compensation in compliance with Section 162(m), should it become desirable to do so. The Company intends that SARs and Performance Shares granted under the LTIP will qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the LTIP will be fully deductible under all circumstances.

This general tax discussion is intended for the information of shareowners considering how to vote with respect to this proposal and not as tax guidance to participants in the LTIP. Different tax rules may apply to specific participants and transactions under the LTIP, particularly in jurisdictions outside the United States.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF
THE MONTPELIER RE HOLDINGS LTD. LONG-TERM INCENTIVE PLAN

PROPOSAL FOR APPOINTMENT OF INDEPENDENT AUDITOR
(Proposal No. 5)

On February 23, 2007, upon recommendation of the Audit Committee, the Board unanimously selected, subject to appointment by the Company’s shareholders, PricewaterhouseCoopers, an independent registered public accounting firm of Hamilton, Bermuda, to continue to serve as independent auditor for the Company and its subsidiaries for the fiscal year ending December 31, 2007. In addition to this appointment, the shareholders are being asked to authorize the Board of Directors, acting by the Company’s Audit Committee, to set the remuneration for PricewaterhouseCoopers for the fiscal year ending December 31, 2007. PricewaterhouseCoopers has served as the Company’s independent auditor since 2001.

A representative of PricewaterhouseCoopers is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by PricewaterhouseCoopers

The following table presents fees for professional services rendered by PricewaterhouseCoopers for the fiscal years 2005 and 2006. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers’ independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent and compatible with PricewaterhouseCoopers maintaining its independence.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year, and, pursuant to this policy the Audit Committee pre-approved all such services performed by the independent auditors for the fiscal year ended December 31, 2006. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined below, subject to the budget for each category. The Audit Committee Charter permits the Audit Committee to delegate authority to one or more members or the Audit Committee Chair when appropriate, with respect to granting pre-approvals of audit and permitted non-audit services, provided that decisions of such Committee members or the

Chair to grant pre-approvals must be presented to the full Audit Committee and ratified by the Audit Committee at its next scheduled meeting.

	Year Ended December 31
	2006	2005

Audit Fees(1)	$855,500	$646,250
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$59,194	$59,110
All Other Fees(4)	$—	$—
Total	$914,694	$705,360

(1)	Fees related to the audit of the Company’s annual financial statements and review of those financial statements included in the Company’s annual report on Form 10-K, in the Company’s quarterly reports on Form 10-Q and review services related to other SEC filings.

(2)	For each of the years covered the Company did not pay any fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements.

(3)	Aggregate fees related to tax compliance, tax advice and tax planning services.

(4)	Fees billed to the Company by PricewaterhouseCoopers for all other non-audit services rendered to the Company.

Vote Required

The appointment of the independent auditor requires approval by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares voted at the Annual General Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS, AN INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM, OF HAMILTON, BERMUDA AS INDEPENDENT AUDITOR.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

2008 SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the 2008 Annual General Meeting, shareholder proposals must be received by the Company no later than December 18, 2007, unless the Company changes the date of the 2008 Annual General Meeting by more than 30 days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s quarterly reports on Form 10-Q. If a shareholder proposal is introduced at the 2008 annual general meeting without any discussion of the proposal in the Company’s proxy statement and the shareholder does not notify the Company by March 3, 2008 as required by Rule 14a-4(c)(1) of the 1934 Act of the intent to raise such proposal at the annual general meeting, then such proxies received by the Company for the 2008 Annual General Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal.

By Order of the Board of Directors,

Jonathan B. Kim
Secretary

Hamilton, Bermuda
April 15, 2007

The Annual Report to Shareholders of the Company, including financial statements for the fiscal period ended December 31, 2006, is being mailed concurrently with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Form 10-K, please contact Montpelier Re Holdings Ltd., Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Corporate Affairs Manager. In addition, financial reports and recent filings with the SEC, including the Form 10-K, are available on the internet at http://www.sec.gov. Company information is also available on the internet at http://www.montpelierre.bm. Information on the Company’s website is not incorporated in this Proxy Statement.

Appendix A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.	Introduction

To be considered independent under the New York Stock Exchange, Inc. (“NYSE”) rules, the Board of Directors of the Company must determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). These Standards have been established in order to assist the Board in determining director independence and may be amended by the Board from time to time. These standards shall be interpreted in a manner consistent with the NYSE rules.

In order to be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence.

II.	Definitions

References to the “Company” include any parent or subsidiary in a consolidated group with the Company.

The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions required herein, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

III.	Employment Relationships

(1) A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(2) A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

IV.	Compensation Relationships

(1) A director is not independent if the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test.

(2) A director is not independent if the director has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered in determining independence under this test.

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V.	Commercial and Charitable Relationships

(1) A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds or exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues as reported for its last completed fiscal year.

(2) A director is not independent if the director is an executive officer, director or trustee of a charitable organization that received contributions from the Company in an amount which, in any single fiscal year within the preceding three years, exceeded the greater of $1 million or 2% of such charitable organization’s total charitable receipts as reported for the last completed fiscal year; provided, however, that the Board may determine such relationships not to be material or otherwise consistent with a director’s independence. Note that the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for the purposes of this paragraph.

VI.	Interlocking Directorates

A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

VII.	Other Relationships

(1) Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services are made in the ordinary course of business on an arms length basis.

(2) For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

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Appendix B

MONTPELIER RE HOLDINGS, LTD.
2007 LONG-TERM INCENTIVE PLAN

1.	Purpose

The purpose of the Montpelier Re Holdings, Ltd. 2007 Long-Term Incentive Plan is to advance the interests of Montpelier Re Holdings, Ltd. and its shareholders by providing to certain of the key employees, non-employee directors and consultants of the Company and its subsidiaries long-term incentive awards relating to the Shares. The Plan shall become effective upon its adoption by the Board of the Company and the approval of its shareholders. Defined terms used in the Plan shall have the meanings set forth in paragraph 9.

2.	Administration

(a) Committee.  The Plan shall be administered by the Committee. No member of the Committee shall be an employee of the Company or a subsidiary of the Company. Each Committee member shall meet the appropriate independence requirements of the SEC, NYSE or other share exchange as appropriate, BSX, and the BMA, and any other body with enforceable jurisdiction.

(b) Exclusive Discretion.  The Committee shall have exclusive authority to select the individuals to be granted Awards, to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

(c) No Liability.  The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.	Eligibility and Participation

(a) Eligibility.  Only those key employees, non-employee directors, and consultants of the Company or a subsidiary thereof who are selected by the Committee shall be eligible to receive Awards.

(b) Participating Subsidiaries.  If a subsidiary of the Company wishes to participate in the Plan, and its participation shall have been approved by the Board, the Board of Directors of the subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the subsidiary’s Board of Directors taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4.	Authorized Shares

(a) Maximum Number of Shares Subject to Awards.  Subject to adjustment as provided in paragraph 11 herein, the maximum number of Shares that may be issued under the Plan shall be 6,200,000.

(b) Rules for Determining Shares Available for Issuance.  If, pursuant to the terms of an Award, the number of Shares with respect to which the Award relates may be increased upon the attainment of certain performance objectives or upon the occurrence of such other event(s) as may be specified by the Committee in an Award

Agreement, the maximum number of Shares with respect to which such Award potentially may relate shall count against the maximum number of Shares which may be delivered under the Plan for so long as such Award is outstanding prior to final settlement thereof. Upon settlement of such Award, only the Shares delivered thereunder shall be considered “issued under the Plan” for purposes of paragraph 4(a). Any Shares underlying a forfeited Award or portion thereof shall again be considered available for issuance under the Plan. Upon exercise of an SAR, the full number of Shares underlying such Award shall reduce the Shares available for issuance under the Plan.

(c) Rights with Respect to Shares.  The Committee may, but shall in no event be required to, provide dividend equivalent rights with respect to Awards, subject to such limitations and conditions as the Committee may establish. Otherwise, a Participant to whom Awards are granted (and any person succeeding to such Participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares to which such Awards relate unless and until a Share certificate is issued to the Participant upon exercise or vesting of an Award.

5.	Share Appreciation Rights

(a) SARs.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A Share Appreciation Right entitles the Participant to receive upon exercise of the Award a payment equal to the product of (x) the excess, if any, of the Fair Market Value of a Share on the date of grant over the Grant Price times (y) the number of Shares with respect to which the SAR is exercised. The Grant Price of each SAR shall be not less than the Fair Market Value per Share on the date of grant of the SAR Award.

(b) Award Agreements.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR relates, the term of the SAR, the vesting conditions, and such other provisions as the Committee shall determine.

(c) Vesting.  SARs shall be exercisable only if and to the extent they have vested. The vesting of a SAR may be conditioned upon continued employment or service, as the case may be, of a Participant, satisfaction of performance goals, or such other conditions as the Committee may, in its sole discretion, determine.

(d) Form of Payment.  At the discretion of the Committee, the payment of SARs upon exercise may be in cash, in Shares of equivalent value or in some combination thereof.

(e) Termination of Employment.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a non-employee director or consultant, service with the Company or any of its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs awarded under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested SARs occur due to a termination of employment or service for cause.

(f) Non-transferability.  Except as otherwise provided in a Participant’s Award Agreement, SARs shall not be transferable by Participants otherwise than by will or the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. A beneficiary designation under paragraph 14 shall not be a violation of this paragraph.

6.	Restricted Share Units

(a) RSUs.  Subject to the terms and provisions of the Plan, RSUs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Restricted Share Units entitle the Participant to receive upon settlement of the Award a payment equal to the Fair Market Value of a Share on the Valuation Date, times the number of RSUs being settled.

(b) Award Agreement.  Each grant of RSUs shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, the period of restriction, the vesting conditions, the settlement date and such other provisions as the Committee shall determine.

(c) Vesting.  Subject to the terms and provisions of the Plan, the Committee shall impose such vesting conditions on any RSUs as it may deem advisable and as are set forth in the Award Agreement including, without limitation, vesting conditions based upon continued employment with or service as a non-employee director or consultant of the Company or a subsidiary. The vesting period for RSUs with no performance-based vesting characteristics must be at least three years (vesting may occur ratably on each month, quarter or annual anniversary of the grant date over such vesting period). The vesting period for RSUs with performance-based vesting characteristics must be at least one year. The Committee may grant a “de minimis” number of RSUs that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means that the aggregate number of Shares delivered in respect of such RSUs together with any Performance Shares and Share Awards (if applicable) not meeting such requirements will not exceed ten percent (10%) of the total number of Shares authorized under the Plan.

(d) Payment.  Payment of RSUs shall be made as soon as practicable following the Valuation Date. At the discretion of the Committee, the payment upon settlement of RSUs may be in cash, in Shares of equivalent value or in some combination thereof.

(e) Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall or shall not have the right to receive a payment with respect to his or her RSUs following termination of the Participant’s employment or, if the Participant is a non-employee director or consultant, service with the Company or any one of its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all RSUs granted under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested RSUs occur due to a termination of employment or service for cause.

(f) Non-transferability.  Except as otherwise provided in a Participant’s Award Agreement, RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A beneficiary designation under paragraph 14 shall not be a violation of this paragraph.

7.	Performance Shares

(a) Performance Shares.  Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Performance Shares entitle the Participant to receive upon settlement of the Award a payment equal to the Fair Market Value of a Share on the Valuation Date, times the number of Performance Shares that are determined by the Committee to have vested.

(b) Award Agreements.  Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, the applicable performance objectives upon which vesting is conditioned, the settlement date and such other provisions as the Committee shall determine.

(c) Vesting.  Subject to the terms and provisions of the Plan, the Committee shall impose such vesting conditions on any Performance Shares as it may deem advisable and as are set forth in the Award Agreement including, without limitation, vesting conditions based upon achievement of performance goals (Company-wide, business unit, individual or other) and continued employment with or service as a non-employee director or consultant of the Company or a subsidiary. The vesting period for Performance Shares with no performance-based vesting characteristics must be at least three years (vesting may occur ratably on each month, quarter or annual anniversary of the grant date over such vesting period). The vesting period for Performance Shares with performance-based vesting characteristics must be at least one year. The Committee may grant a “de minimis” number of Performance Shares that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means the number described in paragraph 6(c).

(d) Award Period.  The Award Period in respect of any Award of Performance Shares shall be such period as the Committee shall determine. Unless otherwise determined by the Committee, all Award Periods shall commence as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain a number of performance periods, each of which shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. At the time each Award is made, the Committee shall establish performance objectives to be attained within the performance periods as the means of determining the number or percentage of Performance Shares earned. The performance objectives shall be selected by the Committee in its sole discretion and specified in the Participant’s Award Agreement. The performance objectives may relate to the Company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products and any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Performance objectives may also be calculated without regard to extraordinary items.

(e) Payment.  Payment of Performance Shares shall be made as soon as practicable following the Valuation Date. At the discretion of the Committee, the payment upon settlement of Performance Shares may be in cash, in Shares of equivalent value or in some combination thereof.

(f) Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of Performance Shares following termination of the Participant’s employment or, if the Participant is a non-employee director or consultant, service with the Company or any one of its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Performance Shares awarded under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested Performance Shares occur due to a termination of employment or service for cause.

(g) Non-transferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A beneficiary designation under paragraph 14 shall not be a violation of this paragraph.

8.	Share Awards

(a) Shares.  Subject to the terms and provisions of the Plan, the Committee may grant Shares to Participants in such number, and upon such terms, and at much times as shall be determined by the Committee.

(b) Award Agreements.  Share Awards may, but need not, be governed by an Award Agreement.

(c) Vesting.  Unless Share Awards are (i) made in settlement of compensation entitlements that would otherwise be paid in cash, (ii) delivered upon achievement of pre-established performance objectives relating to the financial or other operations of the Company or a unit thereof, or (iii) delivered in settlement of other Awards, Share Awards shall be subject to the minimum vesting provisions set forth in paragraphs 6(c) and 7(c).

(d) Termination of Employment.  If Share Awards are subject to vesting, the Award Agreement shall set forth the treatment of such Award upon termination of the Participant’s employment or service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Share Awards awarded under the Plan, and may reflect distinctions based on the reasons for termination of employment or service, as the case may be. In no way would an acceleration of any awarded but unvested Share Awards occur due to a termination of employment or service for cause.

(e) Par Value.  Participants receiving Share Awards shall be required to make payment of or otherwise satisfy any requirement for par value of the Shares, as shall be required by the Committee in its sole discretion. Upon delivery of a Share Award, the Participant shall acquire all the rights of a Shareholder of the Company in respect thereto, except as may be otherwise specified by the Committee in the Award Agreement in its sole discretion.

9.	Definitions

(a) “Award Agreement” shall mean any written agreement or other instrument or document evidencing any Award granted under the Plan which may, but need not, be executed or acknowledged by a Participant.

(b) “Award Period” shall have the meaning specified in paragraph 7.

(c) “Awards” shall mean Performance Shares, Restricted Stock Units, Stock Appreciation Rights and Share Awards.

(d) “beneficial owner(s)” shall have the meaning specified in paragraph 10.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean (i) willful gross negligence or willful gross misconduct by the Participant in connection with his or her employment with the Company or one of its subsidiaries which causes, or is likely to cause, material loss or damage to the Company or (ii) conviction of an offense (other than a road traffic offense or other non-material offense not subject to a custodial sentence).

(g) “Change in Control” shall have the meaning specified in paragraph 10.

(h) “Committee” shall mean the Compensation and Nominating Committee of the Board, or such other committee of the Board having responsibility for executive compensation by whatever name.

(i) “Company” shall mean Montpelier Re Holdings, Ltd.

(j) “Constructive Termination” shall mean a termination of a Participant’s employment with the Company or a subsidiary at the initiative of the Participant that the Participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or subsidiary and which follows (i) a material decrease in his or her salary or bonus opportunity or (ii) a material diminution in the authority, duties or responsibilities of his or her position with the result that the Participant makes a determination in good faith that he or she cannot continue to carry out his or her job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph unless, within 120 days of the event constituting Constructive Termination, the Participant has given to the Company or subsidiary, as the case may be, a notice of intent to terminate employment due to a Constructive Termination and the Company or subsidiary, as the case may be, has been given an opportunity (and has failed) over a 30 day period to cure the circumstances constituting Constructive Termination.

(k) “Continuing Director” shall have the meaning set forth in paragraph 10.

(l) “Disability” shall mean the inability of the Participant to perform in all material respects his or her duties and responsibilities to the Company, or any subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may determine in good faith. The disability determination shall be in the sole discretion of the Committee and a Participant (or his or her representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is reasonably satisfactory to the Committee.

(m) “Effective Date” shall mean the date the Plan becomes effective in accordance with paragraph 1.

(n) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean (i) for purposes of paragraph 9(p), the final sentence of paragraph 5(a) and the reference to Grant Price in paragraph 18, the closing price per Share on the New York Stock Exchange on the date in question, or, if such date is not a trading day, on the next succeeding trading day and (ii) for all other purposes under the Plan, the 5-day average of the daily closing prices of the Shares on the New York Stock Exchange or such other principal securities exchange on which the Shares are traded, as reported in The Wall Street Journal, for the 5 consecutive trading days previous to and including as the last day the relevant date or, if there is no such trading on the relevant date, then on the last previous day on which the Shares were traded.

(p) “Grant Price” shall mean the Fair Market Value per Share on the date of grant of an SAR.

(q) “group” shall have the meaning specified in paragraph 10.

(r) “Participant” means an individual selected by the Committee to receive an Award in accordance with paragraph 3.

(s) “Performance Share” shall mean an Award granted in accordance with paragraph 7.

(t) “person” shall have the meaning specified in paragraph 10.

(u) “Plan” means this Montpelier Re Holdings, Ltd. 2007 Long-Term Incentive Plan.

(v) “Restricted Stock Unit” or “RSU” shall mean an Award granted in accordance with paragraph 6.

(w) “Shares” shall mean common shares of the Company having a par value of 1/6 cents per share.

(x) “Share Award” shall mean an Award granted in accordance with paragraph 8.

(y) “Stock Appreciation Rights” or “SARs” shall mean an Award granted in accordance with paragraph 5.

(z) “Successor Entity” shall have the meaning set forth in paragraph 10.

(aa) “Termination Without Cause” shall mean a termination of the Participant’s employment with the Company and any subsidiary of the Company other than for death, Disability or for Cause. Notwithstanding anything herein to the contrary, if the Participant’s employment with the Company or one of its subsidiaries shall terminate due to a Change in Control described in subparagraph 10(b)(iii), where the Participant is employed by the purchaser, as described in such subparagraph, and such purchaser formally assumes the Company’s obligations under this Plan or places the Participant in a similar or like plan with no diminution of the value of the awards outstanding at the time of the Change in Control, such termination shall not be deemed to be a “Termination Without Cause.”

(bb) “Valuation Date” shall mean the date determined by the Committee in its sole discretion following the vesting date of an Award on which the Fair Market Value of the Shares vesting pursuant to such Award shall be valued.

10. Change in Control

(a) Effect of Change in Control.  If within 24 months following the occurrence of a Change in Control (as defined in subparagraph 10(b)) there is a Termination Without Cause (as defined in paragraph 9(aa)) or a Constructive Termination (as defined in paragraph 9(j)) of the employment of a participant, then, except as otherwise specifically provided in a Participant’s Award Agreement, and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or securities exchanges:

(i) any and all SARs granted hereunder shall become immediately exercisable;

(ii) any period(s) of restriction imposed on RSUs or Share Awards shall lapse; and

(iii) the target performance goals or payout opportunities attainable under all outstanding Awards of Performance Shares shall be deemed to have been fully attained for all then open performance periods.

(b) For purposes of this Plan, a “Change in Control” within the meaning of subparagraph 10(a) shall occur if:

(i) any “person” or “group” (within the meaning of Sections 12(d) and 14(d)(2) of the Exchange Act, other than the Company or one of its subsidiaries, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares; provided, however, that if all or substantially all of the individuals and entities who were the “beneficial owners” of the Company’s outstanding Shares immediately prior to such acquisition beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding Shares of the “person” or “group” that acquired the Company’s Shares (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Successor Entity’s acquisition of the Company’s then outstanding Shares, such acquisition shall not constitute a Change in Control; provided, further, that for purposes of this subparagraph 10(b)(i), the following acquisitions (or changes in beneficial ownership resulting from the following acquisitions) shall not constitute a Change in Control: (A) any acquisition by the Company or (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii) the Continuing Directors, as defined in subparagraph 10(c), cease for any reason to constitute a majority of the Board; or

(iii) the business of the Company for which the Participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including the sale or disposition of shares of a subsidiary of the Company).

(c) For the purposes of this Plan, “Continuing Director” shall mean a member of the Board (i) who is not an employee of the Company or its subsidiaries or a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company’s Shares and (ii) who either was a member of the Board on January 1, 2007, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he or she is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

11.	Antidilution and Other Adjustments

In the event of any change in the outstanding Shares of the Company by reason of any Share split, Share dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, the Committee shall equitably adjust the maximum number of Shares which may be issued under paragraph 4(a) of the Plan, the number of Shares to which outstanding Awards relate, the Grant Price per Share under any outstanding SAR, or any performance goal, in such manner as may be necessary, in the Committee’s discretion, to avoid enhancement or diminution of the benefits or potential benefits intended to be awarded to Participants hereunder. The Committee’s determinations under this paragraph 11 shall be conclusive and binding for all purposes of the Plan.

12.	Deferral of Awards

Subject to the terms and conditions of the Montpelier Re Holdings Ltd. Voluntary Deferred Compensation Plan (including, without limitation, eligibility restrictions and the timely filing of deferral elections) and such other restrictions and conditions as the Committee may prescribe, a Participant may elect to defer receipt of payment that otherwise would be made under an Award.

13.	Dispute Resolution

(a) Mediation.  If a dispute arises out of or relates to this Plan or a Participant’s Award Agreement or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, before resorting to binding arbitration as provided for in subparagraph 13(b).

(b) Arbitration.  If a dispute arising out of or relating to this Plan or a Participant’s Award Agreement cannot be settled amicably by the parties through negotiation or mediation, such dispute shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York or Bermuda, as agreed by the parties (or, failing such agreement, in Bermuda), within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

14.	Designation of Beneficiary by Participant

A Participant may name a beneficiary to receive any payment to which he or she may be entitled in respect of Awards under the Plan in the event of his or her death on a form to be provided by the Committee. A Participant may change his or her beneficiary designation from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

15.	Application of Securities Laws

If applicable, the issuance or delivery of Shares pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act, and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto. The Company shall not be obligated to issue or deliver any Shares pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to effect any registration of Shares under any such law or regulation, although the Company may elect to do so.

16.	Bermuda Government Regulations

The Company shall not issue any Shares hereunder unless and until all licenses, permissions and authorizations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

17.	Miscellaneous Provisions

(a) No Rights to Awards.  No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the service or employ of the Company or any subsidiary. In the event of a Participant’s termination of employment or service with the Company or a subsidiary, the Participant shall not be entitled by way of compensation for breach of his or her employment agreement to any remuneration for his or her loss of rights under the Plan. Awards and amounts received thereunder shall not be considered to be wages or compensation for purposes of the determination of entitlements under any pension, severance or other arrangement of the Company.

(b) No Assignment.  Except as otherwise specifically provided in a Participant’s Award Agreement, and except as provided in paragraph 14, a Participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability or such Participant.

(c) Withholding.  The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to make a payment upon exercise or settlement of an Award, or other event in connection with which a tax withholding obligation arises, that the Participant (or any beneficiary or person entitled to payment hereunder) pay to the Company (either in cash or, if the Committee shall permit, in Shares having a fair market value, determined in the Committee’s discretion, at such time equal to the minimum amount required to be withheld), upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to make a payment to such Participant.

(d) Expenses.  The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee, non-employee director or consultant in the service of a subsidiary and if such Award results in payment of cash to the Participant, such subsidiary shall pay to the Company an amount equal to such cash payment.

(e) Successors.  The Plan, and all obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) No Separate Fund.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(g) Consent to Authority of Committee.  By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18.	Amendment

The Plan and any Award Agreement hereunder may be amended at any time and from time to time by the Board, but no amendment that is required to be approved by the shareholders of the Company by law, rule, or regulation, including stock exchange listing rules, and no amendment that would significantly expand the benefits intended to be made available to Participants under outstanding Awards under the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan or any Award Agreement shall adversely affect any right of any Participant with respect to any Award previously granted without such Participant’s written consent. Notwithstanding the foregoing, (i) except in connection with a transaction described in paragraph 11, the terms of any SAR Award shall not be amended to reduce the Grant Price thereof to an amount less than the Fair Market Value on the date of grant of such Award and (ii) except in the event of a Participant’s death, Disability, retirement or termination of employment other than for Cause or a Change in Control, the terms of an RSU, Performance Award or Share Award (if applicable) held by such Participant shall not be amended to accelerate the vesting thereof. In any event, in no way would an acceleration of any awarded but unvested awards, in whatever form, occur due to a termination of employment or service for cause.

19.	Termination

This Plan shall terminate upon the earlier of (i) the adoption of a resolution of the Board terminating the Plan, or (ii) four years after the Effective Date hereof. No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any Award previously granted under the Plan.

20.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

? DETACH PROXY CARD HERE ? Please vote and sign on this side and return promptly in x Votes must be indicated the enclosed envelope. Do not forget to date your proxy. (x) in black or blue ink. The Board of Directors recommends a vote “FOR” the proposals listed below. FOR WITHHELD FOR AGAINST ABSTAIN 1. Election of Class B Directors (see reverse) 4. To approve the adoption of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan, which would go into effect For, except vote withheld from the following nominee(s): from the conclusion of the Annual General Meeting. 5. To appoint PricewaterhouseCoopers of Hamilton, Bermuda 2. Election of Class C and Class A as the Company’s independent auditor for 2007 and to Directors authorize the Company’s Board, acting by the Company’s (see reverse) Audit Committee, to set their remuneration. For, except vote withheld from the following nominee(s): 6. To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof 3. Election of Designated Company Directors for Montpelier Re (see reverse) For, except vote withheld from the following nominee(s): S C A N L I N E The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS To Our Shareholders: The Annual General Meeting of Shareholders of Montpelier Re Holdings Ltd. (the “Company”) will be held at the offices of the Company, Montpelier House, 94 Pitts Bay Road,Pembroke HM, Bermuda on May 23, 2007, at 9:00 a.m. Atlantic Daylight Time for the following purposes: 1. To elect four Class B directors to the Company’s Board of Directors (the “Board”) for terms expiring in 2010. 2. To elect two Class C directors and one Class A director to the Company’s Board for terms expiring in 2008 and 2009, respectively. 3. To elect the designated company directors in respect of Montpelier Reinsurance Ltd., a wholly-owned reinsurance company organized under the laws of Bermuda. 4. To approve the adoption of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan, which would go into effect from the conclusion of the Annual General Meeting. 5. To appoint PricewaterhouseCoopers, an independent registered public accounting firm of Hamilton, Bermuda, as the Company’s independent auditor for 2007 and to authorize the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration 6. To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof. The Company’s audited financial statements for the year ended December 31, 2006, as approved by the Company’s Board, will be presented at this Annual General Meeting. The close of business on March 31, 2007 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at Montpelier House, 94 Pitts Bay Road, Pembroke HM 08, Bermuda. MONTPELIER RE HOLDINGS LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2007 The undersigned appoints Thomas G.S. Busher or, failing him, any other officer of Montpelier Re Holdings Ltd. as proxy to vote on behalf of the undersigned, all Common Shares of the undersigned at the Annual General Meeting of Shareholders to be held May 23, 2007, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below. To elect the following nominees as Class B Directors to the Company’s Board of Directors for terms expiring in 2010: (01) Thomas G.S. Busher, (02) Morgan W. Davis, (03) Wilbur L. Ross, Jr., (04) John F. Shettle, Jr. To elect the following nominees as Class C Directors and as a Class A Director to the Company’s Board of Directors for terms expiring in 2007 and 2008, respectively: (01) John Roderick Heller, III (Class C), (02) Ian M. Winchester (Class C), (03) John D. Collins (Class A) To elect the following nominees as designated company directors in respect of Montpelier Reinsurance Ltd., a wholly-owned reinsurance company organized under the laws of Bermuda: (01) Anthony Taylor, (02) Thomas G.S. Busher, (03) Christopher L. Harris To approve the adoption of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan, which would go into effect from the conclusion of the Annual General Meeting. To appoint PricewaterhouseCoopers, an independent registered public accounting firm, of Hamilton, Bermuda, as the Company’s independent auditor for 2007 and to authorize the Company’s Board of Directors, acting by the Company’s Audit Committee, to set their remuneration. Your vote is important! Please complete, date, sign and return this form to Montpelier Re Holdings Ltd., c/o The Bank of New York, P.O. box 11154, HAS YOUR ADDRE SS CHANGED? New York, NY 10203-0154 in the accompanying envelope, which does not require postage if mailed in the United States. This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will be voted FOR each proposal DO YOU HAVE ANY COMMENTS? listed on the reverse side and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. To change your address, please mark this box. x (Continued and to be signed and dated on reverse side.)